Commission File No. 000-25958

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14 A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	[_]

Check the appropriate box:
☒	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material under Rule 14a-12

Integrity Mutual Funds, Inc.

(Name of Registrant as Specified in its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies: __________________________
	2.	Aggregate number of securities to which transaction applies: _________________________
3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined): __________________________________________________________________________

	4.	Proposed maximum aggregate value of transaction: _________________________________
	5.	Total fee paid: ______________________________________________________________
[_]	Fee paid previously with preliminary materials.
[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid: _________________________________________________________
	2.	Form, Schedule or Registration Statement No.: ________________________________________
	3.	Filing Party: ___________________________________________________________________
	4.	Date Filed: _____________________________________________________________________

Integrity Mutual Funds, Inc.

___________________, 2008

Dear Integrity Mutual Funds, Inc. Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Integrity Mutual Funds, Inc. (“IMFD”) to be held at The Sleep Inn, 2400 10th Street SW, Minot, North Dakota 58703, on October 31, 2008, at 9:00 a.m., local time. At the Special Meeting, you will be asked to approve and adopt a spin-off distribution transaction (the “Spin-Off”) of all of the outstanding Common Shares of Capital Financial Holding, Inc. (“CapFin”), a newly created wholly-owned subsidiary of IMFD, to the Shareholders of IMFD. The Spin-Off will create a second holding company containing all of the assets, liabilities and business of IMFD’s retail brokerage and investment banking subsidiary, which business, assets and liabilities consist of approximately 50% of the total value of IMFD. Prior to the Spin-Off, IMFD will transfer to CapFin all of the shares of Capital Financial Services, Inc. (“CFS”), currently a wholly owned subsidiary of IMFD (including the assets, retail brokerage and investment banking businesses conducted by CFS and all of CFS’s liabilities). Essentially, the Spin-Off will create two totally separate companies, each owned by you as the existing Shareholders of IMFD. The Spin-Off is subject to IMFD Shareholder approval. As a result, your vote is very important to the future direction of IMFD.

          The completion of the Spin-Off will result in a complete separation of CFS from the other IMFD enterprises, consisting of mutual fund related businesses. The Spin-Off will be tax-free to IMFD Shareholders. As a result of the Spin-Off, you will own a separate and distinct interest in the retail brokerage and investment banking business of CFS through shares of CapFin, rather than an indirect interest in the CFS business through ownership of IMFD shares. You will own the same number of shares of CapFin that you owned of IMFD prior to the Spin-Off as well as still owning your shares of IMFD.

CapFin will be registered with the Securities and Exchange Commission on Form 10 as a fully reporting company. No individual shares of CapFin will be registered for sale. It is anticipated that in the future, Common Shares of CapFin held by its Shareholders may be able to be publicly traded pursuant to Rule 144. As a result of the Spin-Off, you will continue to own the mutual fund related businesses of IMFD through ownership of IMFD Common Shares and, in addition, the retail brokerage and investment banking business of CFS through ownership of the new shares of CapFin. You will own the same number of shares of CapFin that you owned of IMFD as of the record date for the Spin-Off.

          If you are an option or warrant holder with rights to purchase IMFD Common Shares, as a result of the Spin-Off, you will continue to own your original options or warrants to purchase IMFD Common Shares and, in addition, you will be issued additional options or warrants which will enable you to purchase the same number of shares of CapFin that you are entitled to purchase of IMFD as of the record date for the Spin-Off. The exercise price at which you are entitled to purchase your shares of IMFD will be reduced to an amount determined by multiplying the percentage of valuation allocated to IMFD (approximately 50%) by your current IMFD exercise price and the balance of your previous exercise price will be assigned as the exercise price of your CapFin options or warrants.

          Your vote is important. Whether or not you plan to attend the Special Meeting in person, I urge you to either complete, date, sign and return the accompanying proxy card in the provided prepaid envelope or attend the Special Meeting and vote in person.

Sincerely,

Bradley Wells

Interim Chief Executive Officer

Integrity Mutual Funds, Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 31, 2008

To the Shareholders of Integrity Mutual Funds, Inc.:

          NOTICE IS HEREBY GIVEN that Integrity Mutual Funds, Inc., a North Dakota corporation (“IMFD”), will hold a special meeting of Shareholders (including any postponement or adjournment, the “Special Meeting”) at The Sleep Inn, 2400 10th Street SW, Minot, North Dakota on October 31, 2008 at 9:00 a.m., local time, for the following purposes:

(1)

At the Special Meeting, you will be asked to approve and adopt a spin-off distribution transaction (the “Spin-Off”) of all of the outstanding Common Shares of Capital Financial Holding, Inc. (“CapFin”), a newly created wholly-owned subsidiary of IMFD, to the Shareholders of IMFD. The Spin-Off will create a second publicly owned holding company containing all of the assets and business of IMFD’s retail brokerage and investment banking subsidiary, which business and assets consist of approximately 50% of the total value of IMFD. Prior to the Spin-Off, IMFD will transfer to CapFin all of the shares of Capital Financial Services, Inc. (“CFS”), currently a wholly owned subsidiary of IMFD (including the assets, retail brokerage and investment banking businesses conducted by CFS and all of CFS’s liabilities) (the “Transfers”). Essentially, the Spin-Off will create two totally separate companies, each owned by you as the existing Shareholders of IMFD. The Spin-Off is subject to IMFD Shareholder approval. The completion of the Spin-Off will result in a complete separation of CFS from the other IMFD enterprises, consisting of mutual fund related businesses. The Spin-Off will be a tax-free transaction to IMFD Shareholders.

(2)

To consider and vote upon a proposal to grant the IMFD Board of Directors discretionary authority to postpone or adjourn the Special Meeting in order to solicit additional votes to approve any matter set forth in paragraph (1) above if the Secretary of IMFD determines that there are not sufficient votes to approve any such matter (“Grant of Discretionary Authority”).

(3)	To transact any other business that may properly come before the Special Meeting or any one or more adjournments thereof.

          The Board of Directors of IMFD has fixed the close of business on September 24, 2008, as the record date for determination of IMFD Shareholders entitled to notice of and to vote at the Special Meeting (the “Special Meeting Record Date”). A complete list of Shareholders entitled to vote will be available for inspection at the offices of IMFD at 1 North Main Street, Minot, North Dakota 58703 for a period of ten days prior to the Special Meeting.

By Order of the Board of Directors

Jacqueline Case
Corporate Secretary

Minot, North Dakota

_________________, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,

PLEASE FILL IN, SIGN, DATE, AND RETURN THE ACCOMPANYING

PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE DO NOT SEND SHARE CERTIFICATES WITH YOUR PROXY CARD.

TABLE OF CONTENTS

GENERAL	PAGE 1

SUMMARY	2
Questions and Answers About the Spin-Off	2
Questions and Answers About the Spin-Off and Shareholder Vote	6
The Transactions	7
Common Shares	9
Stock Warrants	9
Stock Options	9
Treatment of Founder and Former CEO’s Warrants and Options	10
Convertible Promissory Note	11
Preferred Shares	12
The Parties to the Spin-Off	12
Properties	13
Description of IMFD’s Mutual Fund Advisory, Distribution and Administrative Services Business	14
Description of CapFin’s Investment Banking and Brokerage Business	15
Legal Proceedings	15
Properties	15
Employees	15
Regulation	15
Competition	16
The Special Meeting	17
Effect of Transactions on Shareholder Rights and Shares Ownership	17
Time Line	17
The Valuation Ratio	17
Distribution Allocation of Assets and Liabilities for Purposes of the Spin-Off	18

RISK FACTORS	19

THE SPECIAL MEETING	22
Date, Time and Place of the Special Meeting	22
Matters to be Considered at the Special Meeting	22
Voting at the Special Meeting; Record Date; Quorum	22
Proxies	22
Treatment of Abstentions at the Special Meeting	23

THE TRANSFERS AND SPIN-OFF	23
Potential Benefits Associated with the Transfers and the Spin-Off	23
Manner of Effecting the Spin-Off	24
Results of the Transfers and the Spin-Off	24
U.S. Federal Income Tax Consequences of the Spin-Off	24
Listing and Trading of CapFin Common Shares	25
Accounting Treatment of the Spin-Off	25
Comparison of Rights of Current IMFD Shareholders
And CapFin Shareholders Following the Spin-Off	25
Agreements Between IMFD and CapFin Relating to the Spin-Off	26
Background of and Reasons for the Transactions	28

DESCRIPTION OF CAPFIN CAPITAL SHARES	29
Introduction	29
Authorized and Outstanding Capital Shares	29

-i-

                Preferred Shares29

Shareholder Action by Written Consent; Shareholder Action at Meetings	29

SELECTED HISTORICAL FINANCIAL DATA OF IMFD	30
Information About IMFD’s Common Shares	30
IMFD’s Basic and Diluted Shares Outstanding	30
Smaller Reporting Company Repurchases of Equity Securities	30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS	31
General	31
Assets Under Management	31
Results of Operations	32
Financial Condition	35
Liquidity and Capital Resources	36
Controls and Procedures	37

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING	37

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL DATA	38
Unaudited Pro Forma Condensed Consolidated Statements of Financial Data	38

MANAGEMENT OF IMFD AND CAPFIN	45
Directors	45
Certain Relationships and Related Transactions	46
Other Executive Officers	46
Director Compensation	46
Executive Compensation	47
Compliance with Section 16(a) of the Exchange Act	48

EXPERTS	48

OTHER MATTERS; SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETINGS

OF CAPFIN AND IMFD	48

WHERE YOU CAN FIND MORE INFORMATION	49

PROXY BALLOT	550

APPENDIX A	ARTICLES AND BYLAWS OF CAPFIN
APPENDIX B	ASSET/LIABILITY DISTRIBUTION AGREEMENT

          This Proxy Statement and the accompanying form of proxies are first being mailed to the Shareholders on or about [______________], 2008.

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR, TO THE EXTENT NOT SUPERSEDED BY INFORMATION PRESENTED HEREIN, INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT MEAN OTHERWISE.

-ii-

Integrity Mutual Funds, Inc.

1 North Main Street

Minot, North Dakota 58703

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS

To Be Held October 31, 2008

          This Proxy Statement is furnished to Shareholders in connection with the proposals to approve and adopt a spin-off distribution transaction (the “Spin-Off”) of all of the outstanding Common Shares of Capital Financial Holding, Inc. (“CapFin”), a newly created wholly-owned subsidiary of Integrity Mutual Funds, Inc., to the Shareholders of Integrity Mutual Funds, Inc. and to grant the Board of Directors discretionary authority to postpone or adjourn the Special Meeting in order to solicit additional votes to approve the Spin-Off if the Secretary determines that there are not sufficient votes to approve such proposal (“Grant of Discretionary Authority”)

GENERAL

          This Proxy Statement is being mailed to Shareholders on or about , 2008, and is furnished in connection with the solicitation by the Board of Directors of Integrity Mutual Fund, Inc. (“IMFD” or the “Company”) of proxies in the enclosed form to be used at the Special Meeting of Shareholders of the Company, to be held October 31, 2008, and any adjournment or adjournments thereof.

          The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable at any time prior to the exercise thereof by filing with the Secretary of the Company written notice revoking it or a duly executed proxy bearing a later date and the person executing the same, if in attendance at the meeting, may vote in person instead of by proxy. When proxies in the form accompanying this Proxy Statement are returned properly executed, the shares represented thereby will be voted as indicated therein and in this Proxy Statement, and where a choice has been specified by the shareholder on the proxy, the shares will be voted in accordance with the specifications so made. Other than dissemination of the materials included herein, no additional solicitation of proxies will be undertaken by the Company. The cost of preparing, assembling and mailing the material submitted herewith will be paid from the funds of the Company.

          Matters to be considered and acted upon at the meeting are set forth in the Notice of Special Meeting accompanying this Proxy Statement and are more fully outlined herein.

SUMMARY

          THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSFERS AND THE SPIN-OFF (COLLECTIVELY, THE “TRANSACTIONS”), AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE SPIN-OFF, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 49 OF THIS PROXY STATEMENT. EXCEPT WHERE THE CONTEXT SUGGESTS OTHERWISE, (1) REFERENCES TO “WE,” “OUR,” “US” OR WORDS OF SIMILAR IMPORT MEAN INTEGRITY MUTUAL FUNDS, INC., A NORTH DAKOTA CORPORATION (ALSO REFERED TO AS “IMFD” THROUGHOUT THIS DOCUMENT), BEFORE THE SPIN-OFF, AND (2) REFERENCES TO “CAPFIN” MEANS CAPITAL FINANCIAL HOLDING, INC., A NEWLY FORMED COLORADO CORPORATION. IMFD’s CURRENT SUBSIDIARY, CAPITAL FINANCIAL SERVICES, INC., A WISCONSIN CORPORATION, WHICH IS INTENDED TO BE MADE A SUBSIDIARY OF CAPFIN UPON APPROVAL OF THIS PROPOSAL, IS REFERED TO AS “CFS.”

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

WHAT ARE THE PRACTICAL EFFECTS OF THE SPIN-OFF

At the Special Meeting, you are asked to approve and adopt a spin-off distribution transaction (the “Spin-Off”) of all of the outstanding Common Shares of Capital Financial Holding, Inc. At (“CapFin”), a newly created wholly-owned subsidiary of IMFD, to the Shareholders of IMFD. The Spin-Off will create a second holding company containing all of the assets and business of CFS, IMFD’s retail brokerage and investment banking subsidiary, which business and assets consist of approximately 50% of the total value of IMFD. Prior to the Spin-Off, IMFD will transfer to CapFin all of the shares of CFS. When the transaction is completed you will own shares of both IMFD and CapFin. For example, if you own 1,000 shares of IMFD now, after the Spin-Off you will still own 1,000 shares of IMFD and in addition you will own 1,000 shares of CapFin.

WHAT ARE THE PRACTICAL EFFECTS OF THE TRANSACTION?

CapFin will own the Brokerage and Investment Banking Business (described below) now owned by IMFD through its subsidiary CFS following completion of the Transfers. After the Spin-Off is completed, IMFD Shareholders will own CapFin shares and, therefore, a separate and distinct interest in the Brokerage and Investment Banking Business of CFS. You will own the same number of shares of CapFin that you own in IMFD as of the close of business on December 31, 2008 (the “Spin-Off Record Date”).

PLEASE PROVIDE SOME BACKGROUND INFORMATION REGARDING THE TRANSACTIONS.

For many years, IMFD has been engaged, through its subsidiaries, in the active conduct of two principal lines of business.

•     a full-service retail securities brokerage and investment banking business the "BROKERAGE AND INVESTMENT BANKING BUSINESS") serving mainly individual and family investors that is primarily conducted through IMFD’s subsidiary, Capital Financial Services, Inc. (“CFS”); and

•     a mutual fund advisory, fund distribution and administrative services business (the “MUTUAL FUND ADVISORY, FUND DISTRIBUTION AND ADMINISTRATIVE SERVICES BUSINESS") conducted by IMFD through its subsidiaries: Integrity Money Management, Inc., Integrity Funds Distributor, Inc. and Integrity Fund Services, Inc.

The Transactions are being pursued in order to separate the Brokerage and Investment Banking Business from the Mutual Fund Advisory, Fund Distribution and Administrative Services Business.

WHY ARE WE SEPARATING CAPFIN FROM IMFD THROUGH THE SPIN-OFF?

FOCUSED PERFORMANCE. We believe that, after completing the Spin-Off, CapFin will have an enhanced ability to focus more directly on the Brokerage and Investment Banking Business. We also believe that CapFin, as an independent public entity concentrated in the brokerage business, will have a greater ability to acquire and roll up additional brokerage business groups or entire entities and their revenue streams, which will grow and strengthen CapFin, through the use of equity securities of CapFin as acquisition currency. Additionally, CapFin will be in a better position to recruit, retain and motivate employees and registered representatives through equity-based incentives that can more directly link the results of the Brokerage and Investment Banking Business and CapFin shares performance. Since employee and registered representative performance is one of the most critical determinants affecting CapFin’s results and share price, enhanced incentive opportunities that are directly linked to share performance create powerful new incentives for improved performance as well as employee and registered representative recruiting opportunities.

SEPARATE AND DISTINCT INTEREST. The Spin-Off will give you a separate and distinct interest in two separate entities, CapFin and IMFD. We believe that, following the Spin-Off, the financial markets will be able to focus on the individual strengths of CapFin and IMFD and more accurately evaluate the performance of each distinct business compared to companies in the same or similar businesses.

WHAT DO I HAVE TO DO TO PARTICIPATE IN THE SPIN-OFF?

If the Spin-Off is approved, all Shareholders of IMFD will participate in the Spin-Off. A vote of the majority of the Shareholders of IMFD consenting to the Spin-Off is necessary for the Spin-Off to occur IMFD Shareholder approval of the Spin-Off is required in order for the Transactions to occur. Your vote is important for the Spin-Off to occur or be turned down by you as a shareholder, and we urge you to review this document and complete and return the enclosed proxy card as soon as possible to make your desire known.

If the Spin-Off is approved and you own IMFD Common Shares as of the Spin-Off Record Date, Common Shares of CapFin (the “CapFin Common Shares”) will be mailed to you or credited to your account without any further action. You should not mail in IMFD Common Share certificates to receive CapFin Common Share certificates; you will still own your shares of IMFD. Your certificates of IMFD Common Shares will evidence your ownership of CapFin Common Shares until you are issued CapFin Common Share certificates.

PLEASE EXPLAIN THE DISTRIBUTION RATIO.

ONE-FOR-ONE. One share of CapFin Common Shares will be distributed in the Spin-Off for every share of IMFD Common Shares owned as of the Spin-Off Record Date (the “Distribution Ratio”). The Distribution Ratio will not alter the number of Shares of IMFD Common Shares that you own before and after the Spin-Off or the number of shares of CapFin Common Shares that you will own after the Spin-Off. See, however “Questions and Answers About the Spin-Off and the Shareholder Vote – Will the Spin-Off Affect the Value of the IMFD Common Shares. “

EXAMPLE: If you own 100 shares of IMFD Common Shares as of the close of business on the Spin-Off Record Date, you will receive 100 shares of CapFin Common Shares through the Spin-Off. Assuming you do not alter your ownership of those 100 shares of IMFD Common Shares before the Spin-Off, you will own 100 shares of IMFD as well as 100 shares of CapFin Common Shares after the Spin-Off.

WILL SHARES TRADE ANY DIFFERENTLY AS A RESULT OF THE SPIN-OFF?

YES. IMFD Shares will continue to trade on the OTC Bulletin Board with the Symbol “ OTC:BB IMFD “ as in the past. However, there will be no immediate public market for the CapFin Common Shares since no individual shares of CapFin will be registered for resale. CapFin will be registered with the Securities and Exchange Commission on Form 10 as a fully reporting company. It is anticipated that in the future a market will develop and that after six months from distribution, Common Shares of CapFin held by its Shareholders may be able to be publicly traded pursuant to Rule 144.

ARE THE TRANSFERS OR THE SPIN-OFF TAXABLE FOR U.S. TAX PURPOSES?

NO. We believe, based on the advice of our counsel, Corporate Legal, LCC, that we have structured the Transfers and the Spin-Off to qualify as tax-free transactions for U.S. federal income tax purposes. We have not requested or received specific tax rulings from the Internal Revenue Service (the “IRS”) concerning the tax-free treatment of the Spin-Off for IMFD Shareholders.

DO THE TRANSACTIONS GIVE RISE TO TAX BASIS ALLOCATION ISSUES FOR MY SHARES?

YES. Within a reasonable time after the Spin-Off, IMFD will send a letter to Shareholders that will explain the way to allocate tax basis between IMFD Common Shares you will still hold after the Spin-Off and the CapFin Common Shares distributed in the Spin-Off. The allocation is based upon relative values based upon independent appraisal of the business underlying the IMFD Common Shares and the business underlying the CapFin Common Shares as of March 31, 2008, prior to the Spin-Off. Approximately 50% of the original basis of your IMFD shares will remain with your IMFD shares and 50% of your original basis in your IMFD shares will be allocated to your CapFin Common Shares.

WILL CAPFIN AND IMFD BE RELATED IN ANY WAY AFTER THE SPINOFF?

The two entities will operate separately with separate management and separate businesses. IMFD and CapFin will not be under common control. The Common Shares ownership will be subject to immediate change as shares of IMFD or CapFin are bought and sold by individual Shareholders. Following the Spin-Off, IMFD will be a party to agreements with CapFin to define their ongoing relationship, for the lease of office space and equipment in the existing facilities, to cooperate regarding past matters and to allocate responsibility for past obligations and certain obligations that might arise in the future. Certain employees of IMFD may perform services for CapFin under a contract between IMFD and CapFin or vice versa.

ARE THERE ANY NEW RISKS INVOLVED IN OWING CAPFIN COMMON SHARES?

YES. CapFin’s separation from IMFD presents certain additional risks because IMFD’s revenues and earnings will be less, in absolute terms, and less diversified, and may be less stable than IMFD’s previous consolidated revenues and earnings, which included the revenue and earnings of CFS. In addition to these new risks, the Brokerage and Investment Banking Business, whether owned by IMFD or CapFin, is subject to risks related to the volatile nature of the securities business, competition, the extensive federal, state and foreign regulation of the securities business, its securities underwriting and distribution activities, its underwriting and trading activities generally, potential securities law liability, its dependence on the availability of capital and funding, and its dependence on personnel.

For further discussion of the risks related to CapFin Common Shares see “Risk Factors” beginning at page 19.

WHAT WILL BE THE CAPITALIZATION OF CAPFIN AND IMFD?

It is anticipated that the total capitalization of IMFD and CapFin will beequal to the current total consolidated capitalization of IMFD, including CFS, with assets and liabilities allocated between the two entities.

For further details on the post-Spin-Off capitalization of CapFin and IMFD, see the pro forma financial information beginning at page 38.

WHAT ARE THE ACCOUNTING RAMIFICATIONS OF THE SPIN-OFF?

After the Spin-Off, IMFD will report historical CFS results as a discontinued operation in its consolidated financial statements. The results of the CFS and IMFD’s business will no longer be consolidated.

PLEASE EXPLAIN THE SEQUENCE OF THE TRANSACTIONS.

THE TRANSFERS. In order for us to separate the Brokerage and Investment Banking Business and the Mutual Fund Advisory, Fund Distribution and Administrative Services Business, we will first transfer to CapFin, a newly formed subsidiary of IMFD, all of the equity ownership of CFS, including all of its business and assets and liabilities. CapFin will also assume some assets and liabilities of IMFD which are attributed to the Brokerage and Investment Banking Business. After the Transfers have been completed, CapFin will own the Brokerage and Investment Banking Business through its ownership of CFS as well as the assets and related liabilities of the Brokerage and Investment Banking Business.

THE SPIN-OFF. Next, after all conditions to the Spin-Off have been satisfied, including an affirmative vote for the Spin-Off which is the subject of this Proxy Statement, we will distribute all of the outstanding CapFin Common Shares to our Shareholders of record as of the close of business on the Spin-Off Record Date resulting in the issuance of CapFin Shares to the existing IMFD Shareholders. The end result of these actions will be that ownership of each of the Brokerage and Investment Banking Business and the Mutual Fund Advisory, Fund Distribution and Administrative Services Business will be completely separated and you will hold shares of each of IMFD and CapFin directly.

HAS THE BOARD OF DIRECTORS APPROVED THE TRANSFERS AND SPIN-OFF?	YES. On August 27, 2008, our Board of Directors approved the Transfers and the Spin-Off, subject to Shareholder approval.

ARE ANY FURTHER APPROVALS NECESSARY UNDER STATE LAW?	North Dakota law requires our Shareholders’ approval to consummate the Spin-Off. An affirmative vote pursuant to this proxy constitutes such approval.

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF AND THE SHAREHOLDER VOTE

WHAT ARE THE REASONS FOR THE SPIN-OFF?

•      To enhance investor understanding and establish one publicly-traded vehicle concerning the Mutual Fund Advisory, Fund Distribution and Administrative Services Business; and

•      To minimize investor confusion concerning the Mutual Fund Advisory, Fund Distribution and Administrative Services Business and separate Brokerage and Investment Banking Business.

The Spin-Off will result in the Shareholders of IMFD becoming separate and distinct Shareholders of CapFin, and IMFD ceasing to be CFS’s parent company.

As an independent company, CapFin will have greater flexibility to determine its capital structure and will have the opportunity to use CapFin Common Shares to raise capital and make acquisitions.

DOES THE BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE SPIN-OFF AND ISSUANCE OF CAPFIN SHARES?	YES. The IMFD Board of Directors recommends that you approve the Spin-Off and the issuance of CapFin Common Shares pursuant to the Spin-Off transaction.

WHAT WILL IMFD SHAREHOLDERS OWN AS A RESULT OF THE SPIN-OFF?

After the Spin-Off, each IMFD Shareholder will continue to own the same number of shares of IMFD Common Shares as the number of shares of IMFD Common Shares that such shareholder owned before the Spin-Off. Each IMFD Shareholder will also own the same number of new shares in CapFin.

HOW DOES THE SPIN-OFF IMPACT OVERALL SHARE OWNERSHIP?	NO ULTIMATE OVERALL CHANGE. The existing Shareholders of IMFD will separately and distinctly own all of the equity interest in CFS and all of the equity interest in CapFin.

WILL THE SPIN-OFF AFFECT THE VALUE OF THE IMFD COMMON SHARES?

LIKELY. The aggregate value of IMFD Common Shares may be reduced as a result of the Spin-Off since only about 50% of the appraised value of the consolidated entities will remain in IMFD following the Spin-Off. We cannot predict the overall stock market impact of the Spin-Off and the related transactions on the trading price of IMFD Common Shares. CapFin Common Shares, which will encompass the balance of the currently combined entities value will not immediately trade on any public market. The future market price of CapFin Common Shares as a future publicly traded entity cannot be determined at this time.

WILL I OWE ANY U.S. FEDERAL INCOME TAX AS A RESULT OF THE SPIN-OFF?	NO. You should not owe any U.S. Federal income tax as a result of the Spin-Off because you will not be receiving any consideration pursuant to the Spin-Off.

WHAT ARE THE OTHER MATERIAL TAX CONSEQUENCES ASSOCIATED WITH THE SPIN-OFF?

IMFD Counsel has opined to IMFD that the Spin-Off will be tax free to the Shareholders of IMFD. IMFD has not asked for or received rulings from the Internal Revenue Service that the Spin-Off will qualify as a tax-free transaction for IMFD Shareholders for U.S. Federal income tax purposes.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE SPIN-OFF AGREEMENT?

The Asset/Liability Distribution Agreement and the issuance of the Spin-Off Shares must be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of IMFD Common Shares. We will not effect the Spin-Off if the Asset/Liability Distribution Agreement and the issuance of Spin-Off Shares are not approved and adopted by the requisite shareholder vote. Holders of record of IMFD Common Shares as of the Special Meeting Record Date are entitled to cast one vote for each share of IMFD Common Shares held as of such date. At the Special Meeting Record Date, there were approximately 14.456 million shares of IMFD Common Shares outstanding and entitled to vote. As of the Special Meeting Record Date, our Directors and executive officers beneficially owned approximately 59% of our Common Shares (including all unexercised options and warrants and securities convertible into Common Stock of IMFD) entitled to vote at the Special Meeting.

WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

In addition to the Spin-Off, we are also seeking Shareholders’ express authority to postpone or adjourn the Special Meeting in case we need to solicit additional votes to approve any of the foregoing matters being presented to Shareholders, as described herein generally and in the Notice to Shareholders, in particular.

WHAT SHOULD I DO NOW?

Just mail your signed proxy card no later than October 20, 2008. The Special Meeting will be held at 9:00 a.m., local time on October 31, 2008, at The Sleep Inn, 2400 10th Street SW, Minot, North Dakota 58703.

CAN I CHANGE MY VOTES AFTER I HAVE MAILED IN A SIGNED PROXY CARD?

YES. You can change your vote at any time before the vote is taken at the Special Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your prior proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Integrity Mutual Funds, Inc., 1 North Main Street, Minot, ND 58703, Attention: Secretary. IMFD must receive the notice or new proxy card before the vote is taken at the Special Meeting. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however will not revoke your proxy. If you have instructed a broker to vote your shares, follow the directions received from your broker as to how to ch ange your vote.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Only if you give your broker prompt instructions on how to vote. You should instruct your broker on how to vote your shares. Without instructions, your shares will not be voted by that broker and the failure to vote will have the same effect as a vote against the approval and adoption of the Asset/Liability Distribution Agreement and the issuance of the Spin-Off Shares.

THE TRANSACTIONS

BACKGROUND

The success of both the Brokerage and Investment Banking Business and the Mutual Fund Advisory, Fund Distribution and Administrative Services Business depends on each having separate management teams and highly skilled employees that are focused on their respective businesses. The management and employees of the Brokerage and Investment Banking Business are primarily focused on investment banking, brokerage, capital raising, research, mergers and acquisition activities, and a traditional, broker-dealer business. The management and employees of the Mutual Fund Advisory, Fund Distribution and Administrative Services Business are primarily focused on providing investment advisory services and administrative services to mutual funds based upon contracts with those mutual funds.

          We have concluded that further separation of the two organizations is in the best interests of IMFD and our Shareholders. This separation would be achieved through the combined effect of the Transfers and the Spin-Off.

THE TRANSFERS AND THE SPIN-OFF

          The “Transfers” consists of (1) transferring all of the equity shares of CFS (including all of its assets and liabilities) now owned by IMFD to CapFin, a newly organized corporation formed for the purpose of facilitating the Spin-Off, making CFS a wholly owned subsidiary of CapFin rather than IMFD; (2) transferring certain intangible assets of IMFD related to the brokerage business, i.e. goodwill, to CapFin; and (3) transferring certain liabilities of IMFD related to the brokerage business to CapFin. See “Distribution Allocation of Assets and Liabilities for Purposes of the Spin-Off” and Appendix B “The Asset/Liability Distribution Agreement.” The Transfers will be completed in order for CapFin to own the Brokerage and Investment Banking Business and in order to transfer IMFD liabilities that are not related to the Mutual Fund Advisory, Fund Distribution and Administrative Services Business. After completion of the Transfers and satisfaction of all other conditions to the Spin-Off, we will distribute all of the outstanding CapFin Common Shares, pro rata on a one share of CapFin for each one share of IMFD basis, to our Shareholders of record as of the Spin-Off Record Date.

At the Special Meeting, you will be asked to approve and adopt a spin-off distribution transaction (the “Spin-Off”) of all of the outstanding Common Shares of CapFin, a newly created wholly-owned subsidiary of IMFD, to the Shareholders of IMFD. The Spin-Off will create a second holding company containing all of the assets and business of IMFD’s retail brokerage and investment banking subsidiary, which business and assets consist of approximately 50% of the total value of IMFD. Prior to the Spin-Off, IMFD will transfer to CapFin all of the shares of Capital Financial Services, Inc. (“CFS”), currently a wholly owned subsidiary of IMFD (including the assets, retail brokerage and investment banking businesses conducted by CFS and all of CFS’s liabilities together with certain other brokerage related assets and liabilities). Essentially, the Spin-Off will create two totally separate companies, each owned by you as the existing Shareholders of IMFD.

The Spin-Off will give you a separate and distinct interest in CapFin and IMFD. We believe that, following the Spin-Off, the financial markets will be able to focus on the individual strengths of CapFin and IMFD and more accurately evaluate the performance of each distinct business model compared to companies in the same or similar businesses.

          Our management believes that, after completing the Transfers and the Spin-Off, CapFin management will have an enhanced ability to focus directly on the Brokerage and Investment Banking Business. Likewise, IMFD management will have an enhanced ability to focus directly on its Mutual Fund Advisory, Fund Distribution and Administrative Services Businesses. We also believe that CapFin, as an independent public entity concentrated in the brokerage business, will have a greater ability to acquire and roll up additional brokerage business groups or entire entities and their revenue streams, which will grow and strengthen CapFin, through the use of equity securities of CapFin as acquisition currency. Additionally, CapFin will be in a better position to recruit, retain and motivate employees and registered representatives through equity-based incentives that can more directly link the results of the Brokerage and Investment Banking Business and CapFin shares performance. Since employee and registered representative performance is one of the most critical determinants affecting CapFin’s results and share price, enhanced incentive opportunities that are directly linked to share performance creates powerful new incentives for improved performance as well as employee and registered representative recruiting opportunities.

          In order for us to facilitate accounting and the corporate governance structure, to allow a reasonable division and allocation of brokerage business related debt and assets, as well as to retain CFS’s current status and structure as a wholly owned subsidiary of a publicly owned holding company “as is” for FINRA membership purposes, it was necessary for us to structure the Transactions as a spin-off of CapFin Common Shares, with CFS as a wholly owned subsidiary of CapFin, rather than a direct distribution of CFS Common Shares, to IMFD Shareholders.

          Immediately after the Transfers and the Spin-Off, CapFin will be a publicly reporting corporation that will own the Brokerage and Investment Banking Business through its subsidiary CFS. IMFD will continue to be a publicly traded corporation that will own directly the Mutual Fund Advisory, Fund Distribution and Administrative Services Business. The completion of the Spin-Off will result in a complete separation of CFS’s Investment Banking and Securities Brokerage business from the other IMFD enterprises, consisting of mutual fund related businesses. As a result of the Spin-Off, you will own a separate and distinct interest in the retail brokerage and investment banking business of CFS through shares of CapFin, rather than an indirect interest in the CFS business through ownership of IMFD shares. You will own the same number of shares of CapFin that you owned of IMFD prior to the Spin-Off as well as still owning your shares of IMFD.

COMMON SHARES

As of September 12, 2008, IMFD had outstanding 14,455,943 Common Shares, $0.0001 par value, with each share being entitled to one vote, except for the election of Directors, when Shareholders are entitled to cumulate their votes. Representation of a majority of IMFD’s shares outstanding on such date, either in person or by Proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares present and entitled to vote at the Meeting shall decide the proposals to be voted upon at the Meeting. A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the Meeting and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote or withholds authority to vote on a certain proposal shall not be considered present and entitled to vote on such proposal.

STOCK WARRANTS

          If you are a warrant holder with rights to purchase IMFD Common Shares, as a result of the Spin-Off, you will continue to own your original warrants to purchase IMFD Common Shares and in addition you will be issued additional warrants which will enable you to purchase the same number of shares of CapFin that you are entitled to purchase of IMFD as of the record date for the Spin-Off. The exercise price at which you are entitled to purchase your shares of IMFD will be reduced to an amount determined by multiplying the percentage of valuation allocated to IMFD (approximately 50%) by your current IMFD exercise price and the balance of your previous exercise price (approximately 50%) will be assigned as the exercise price of your CapFin warrants.

IMFD has authorized 2,100,000 perpetual warrants to certain organizers, Directors, officers, employees and Shareholders of IMFD. All of these warrants were issued between 1987 and 1990 and were accounted for in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. These warrants, at the date of issue, allowed for the purchase of Common Shares at $2.00 per share. The exercise prices of these warrants were adjusted to reflect share splits of 2 for 1 in 2002, and 11 for 10 in 1990 and 1989. 2,000 warrants (adjusted for the 2 for 1 share split in 2002) were exercised in 1997, leaving an outstanding balance of 2,098,000 warrants as of December 31, 2007 and the date of this Proxy Statement.

In addition to the warrants discussed above, IMFD has also issued warrants to purchase 600,000 Common Shares in March of 2004 at an exercise price of $.60 per share. These warrants are considered to be fully vested and have a contractual expiration date of September 1, 2010. 100,000 warrants were exercised in 2007, leaving an outstanding balance of 500,000 warrants as of December 31, 2007.

STOCK OPTIONS

If you are an option holder with rights to purchase IMFD Common Shares, as a result of the Spin-Off, you will continue to own your original options to purchase IMFD Common Shares and in addition you will be issued additional options which will enable you to purchase the same number of shares of CapFin that you are entitled to purchase of IMFD as of the record date for the Spin-Off. The exercise price at which you are entitled to purchase your shares of IMFD will be reduced to an amount determined by multiplying the percentage of valuation allocated to IMFD (approximately 50%) by your current IMFD exercise price and the balance of your previous exercise price (approximately 50%) will be assigned as the exercise price of your CapFin options.

IMFD has entered into employment agreements with two key employees of IMFD. Upon execution of these employment agreements, a one-time granting of stock options took effect. These options are fully vested and have a perpetual life. Each employment contract stated the strike price for which options were granted. In addition, the contracts granted options when the employee reaches specified performance goals. The employment contracts contain severance packages, buyout clauses, or other forms of commitments. None of these commitments require payment of more than one year’s salary.

IMFD has also issued options to Directors as well as various other employees. The options granted to employees were granted in connection with reaching certain performance goals. These options are considered to be fully vested and have a contractual life of ten years.

As part of the acquisition of CFS, 500,000 options were granted in January of 2002 at a strike price of $.50. These options are fully vested and expire ten years from the acquisition date.

There have been no options exercised to date.

Option activity for the last three years was as follows:

	Number of Options	Weighted Average Exercise Price per Share	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Outstanding on January 1, 2005	3,835,613	$.55	$.29	$-
Granted	1,412,500.49		.22	-
Exercised	-	-	-	-
Canceled	-	-	-	-
Outstanding on December 31, 2005	5,248,113	$.53	$.27	$-
Granted	510,000.49		.26	-
Exercised	-	-	-	-
Canceled	-	-	-	-
Outstanding on December 31, 2006	5,758,113	$.53	$.27	$608,000
Granted	130,000.86		.60	-
Exercised	-	-	-	-
Canceled	-	-	-	-
Outstanding on December 31, 2007	5,888,113	$.54	$.28	$1,081,950

Exercisable options at the end of 2007, 2006, and 2005 were 5,888,113, 5,758,113, and 5,248,113, respectively. The following table summarizes information concerning options outstanding and exercisable as of December 31, 2007 and the date of this Proxy Statement:

Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ .00 to $ 49	1,380,000	Perpetual	$.42	1,380,000	$.42
$ .50 to $ .99	3,935,000	7*	$.52	3,935,000	$.52
$1.00 to $1.50	573,113	7*	$1.01	573,113	$1.01
$ .00 to $ 1.50	5,888,113	7*	$.54	5,888,113	$.54

Excludes options with a perpetual life.

TREATMENT OF FOUNDER AND FORMER CEO'S WARRANTS AND OPTIONS

IMFD has issued since inception, approximately 2,160,000 options and/or warrants to purchase Common Shares of IMFD at various option prices, to its founder and former CEO, Robert Walstad.

Walstad Options and exercise prices is as follows:

Option Issued Date	Exercise Price of Option	Expiration Date	Number of Option Shares
09/01/01	$0.425	No Expiration Date	400,000
09/01/02	$0.400	No Expiration Date	60,000
09/01/03	$0.420	No Expiration Date	60,000
06/28/04	$0.600	06/28/2014	50,000
09/01/04	$0.510	No Expiration Date	60,000
09/01/05	$0.350	No Expiration Date	60,000
09/01/06	$0.500	No Expiration Date	60,000
10/09/07	$0.720	No Expiration Date	60,000
		TOTAL OPTIONS	810,000

Mr. Walstad has 1,350,400 warrants to purchase 1,350,400 Common Shares of IMFD with an exercise price, based upon adjustments for splits of 2 for 1, 11 for 10 and 11 for 10 on 2002, 1990 and 1989, respectively, of $0.8264 per share. Mr. Walstad’s combined total of options and warrants is 2,160,400.

Mr. Walstad, together with IMFD and CapFin have entered into an agreement, contingent upon the approval of the Spin-Off, wherein Mr. Walstad, whose warrants and options would otherwise give him rights elsewhere described in this Proxy statement, to convert to a combination of IMFD and CapFin Common Shares, has agreed that: 1.) Mr. Walstad’s options and warrants will become the sole obligation of IMFD, and 2.) Mr. Walstad will be issued new options to purchase shares of IMFD equal to the number of IMFD options and warrants Mr. Walstad owned as of the record date for the Spin-Off divided by the valuation allocated to IMFD herein (approximately 50%). Based on this agreement, the right to purchase approximately 2,160,400 Common Shares, currently an obligation of IMFD will be revised whereby 4,320,800 options and/or warrants of IMFD ( 2,160,400 / .50 = 4,320,800) will be issued in their place (the replacement options and warrants). Mr. Walstad’s other rights and conditions as an option holder of IMFD will be the same as his currents rights and conditions as an option and warrant holder of IMFD. The conversion of Mr. Walstad’s options and warrants will be solely to IMFD Common Shares. Based upon this agreement, if the Spin-Off is approved, the exercise price at which Mr. Walstad will be entitled to purchase Common Shares of IMFD will be reduced to the amount determined by multiplying the percentage of valuation allocated to IMFD herein (approximately 50%) by the currently stated exercise price of each of the separate option or warrants to purchase IMFD shares owned by Mr. Walstad.

CONVERTIBLE PROMISSORY NOTE

In October of 2006, IMFD issued a $950,000 convertible promissory note to PawnMart, Inc., in a private placement. The unsecured note carries an interest rate of 6.5% per annum, payable semi-annually, and matures on October 15, 2016. The holder of the note has the right, at any time after October 15, 2009, to convert the note in whole or in part, into $0.0001 par value Common Shares of IMFD. The conversion price shall be equal to $0.50 per share. The entire principal amount of this note shall be automatically converted into Common Shares at the conversion price on October 15, 2016. PawnMart, Inc. is a wholly owned subsidiary of Xponential, Inc. Mr. Cummer is Chairman of the Board and Executive Vice President of PawnMart, Inc. Mr. Cummer is also a director and Chairman of the Board of IMFD. Interest payments made to PawnMart, Inc. relating to this note totaled $62,436 in 2007.

PawnMart, Inc., IMFD and CapFin have entered into an agreement, contingent upon the approval of the Spin-Off, wherein PawnMart, Inc. as the convertible note holder with rights to convert to IMFD Common Shares, has agreed to modify the terms of the $950,000 promissory note wherein: 1.) the Promissory Note will become the sole obligation of CapFin, and 2.) the conversion of the note will be solely to CapFin Common Shares. Based upon this agreement, if the Spin-Off is approved, the conversion price at which PawnMart, Inc. is entitled to convert its note to Common Shares of CapFin will be reduced to the amount determined by multiplying the percentage of valuation allocated to CapFin herein (approximately 50%) by PawnMart, Inc.’s current IMFD conversion price of $0.50 per share. Based on a valuation allocation to CapFin of 50%, PawnMart, Inc. will have the right to convert the $950,000 owed to it into shares of CapFin at $0.25 per share (50% x $0.50 = $0.25). PawnMart will have no right to convert to IMFD shares.

PREFERRED SHARES

          In December of 2003, IMFD issued 3,050,000 Series A Preferred Shares for total proceeds of $1,525,000. The holder of the Series A Preferred Shares, PawnMart, Inc., is entitled to receive cumulative dividends at a rate of 6% per year, payable quarterly. These dividends are in preference and priority to any payment of any dividend on IMFD’s Common Shares. The holder of the Series A Preferred Shares is also entitled to a liquidation preference of $.50 per share. The Series A Preferred Shares are convertible to IMFD’s Common Shares at the rate of one share of Common Shares for one share of Series A Preferred Shares at any time after issuance. At any time after five years from issuance, IMFD has the right to redeem any or all of the Series A Preferred Shares after a sixty day notice upon payment of the liquidation preference of $.50 per share to the holder, for a total of $1,525,000.

PawnMart, Inc., the holder of the 3,050,000 Series A Preferred Shares, together with IMFD and CapFin, have entered into an agreement, contingent upon the approval of the Spin-Off, wherein the holder of the Series A Preferred Shares, as the convertible preferred share holder with rights to convert to IMFD Common Shares, have agreed to modify the terms of the Preferred Shares wherein: 1.) the Series A shares will become the sole obligation of CapFin, and 2.) the holder of the Preferred Shares will be issued Preferred Shares of CapFin equal to the number of IMFD Preferred Shares each holder owned as of the record date for the Spin-Off divided by the valuation allocated to CapFin herein (approximately 50%). Based on this agreement, the 3,050,000 Preferred Shares, currently an obligation of IMFD, will be cancelled and 6,100,000 Preferred Shares of CapFin ( 3,050,000 / .50 = 6,100,000) issued in their place. The preferred shareholder’s rights and conditions as a preferred shareholder of CapFin will be the same as their rights and conditions as a preferred shareholder of IMFD. The conversion of the Preferred Shares will be solely to CapFin Common Shares. Based upon this agreement, if the Spin-Off is approved, the Series A Preferred Shares will be convertible to CapFin’s Common Shares at the rate of one share of common stock for one share of Series A Preferred Shares at any time after issuance. At any time after five years from original issuance in December 2003, CapFin has the right to redeem any or all of the Series A Preferred Shares after a sixty day notice upon payment of a liquidation preference of $0.25 per share to the holder, for a total of $1,525,000. The liquidation price at which CapFin is entitled to redeem the Preferred Shares of CapFin will be reduced to the amount determined by multiplying the percentage of valuation allocated to CapFin herein (approximately 50%) by the current IMFD liquidation price of $0.50 per share ($0.50 x 50% = $0.25).

THE PARTIES TO THE SPIN-OFF

          Integrity Mutual Funds, Inc. (“IMFD” herein) is the first party to the Spin-Off. IMFD is a publicly-traded holding company that trades under the NASDAQ Over the Counter Bulletin Board (“OTC:BB”) symbol “IMFD” and is engaged, through various subsidiaries, in providing investment management, distribution, shareholder services, fund accounting, and other related administrative services to the open-end investment companies known as “Integrity Mutual Funds,” “Integrity Managed Portfolios,” and “The Integrity Funds,” hereinafter collectively referred to as “the Funds.” Integrity Mutual Funds currently consists of three open-end investment companies including ND Tax-Free Fund, Inc. (“ND Tax-Free Fund”), Montana Tax-Free Fund, Inc. (“Montana Tax-Free Fund”), and Integrity Fund of Funds, Inc. (“Integrity Fund of Funds”). Integrity Managed Portfolios consists of one open-end investment company containing six separate portfolios including the Kansas Municipal Fund, Kansas Insured Intermediate Fund, Nebraska Municipal Fund, Oklahoma Municipal Fund, Maine Municipal Fund, and New Hampshire Municipal Fund. The Integrity Funds currently consists of one open-end investment company containing three separate portfolios including the Integrity Small Cap Growth Fund, Integrity High Income Fund, and Integrity Growth & Income Fund.

          Capital Financial Holding, Inc. (“CapFin” herein), also a subsidiary of IMFD, the second party to the Spin-Off, is newly formed for the purpose of facilitating the Spin-Off and acts as the holding company for CFS, which will carry on the subsequent operations of the investment banking and brokerage business. CapFin was formed on August 1, 2008 as a Colorado corporation. CapFin is authorized to issue 500,000,000 shares of $.001 par value Common Shares and 100,000,000 shares of $.001 par value Preferred Shares. The articles of incorporation and bylaws of CapFin are attached hereto as Appendix A. IMFD currently sells mutual funds, insurance products, and various other securities through its wholly owned subsidiary, Capital Financial Services, Inc., a FINRA member Broker Dealer (“CFS”). IMFD’s current principal subsidiary in the investment banking and brokerage business, and the anticipated object of the Spin-Off, CFS, was acquired by IMFD on January 15, 2002 for cash, Common Shares subject to a put option, share options, and convertible debentures. CFS is a full-service retail brokerage firm. CFS is registered with the SEC as an investment advisor and broker-dealer and also with FINRA as a broker-dealer. CFS specializes in providing investment products and services to independent investment representatives, financial planners, and investment advisors and currently supports over 425 investment representatives and investment advisors. Immediately prior to the Spin-Off of CapFin, CFS will be made a wholly owned subsidiary of CapFin.

          IMFD’s current principal subsidiaries in the Mutual Fund Advisory, Fund Distribution and Administrative Services Business, which will remain as subsidiaries of IMFD after the Spin-Off, are:

1.

Integrity Money Management, Inc. (“Integrity Money Management”) is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940 (the “Advisers Act”). Integrity Money Management provides investment advisory services under investment advisory agreements with the Funds. As of December 31, 2007, Integrity Money Management managed $395,664,082 of assets under management.

2.

Integrity Funds Distributor, Inc. (“Integrity Funds Distributor”) is registered with the SEC as a broker-dealer and is also a member of the Financial Industry Regulatory Authority (“FINRA”). Integrity Funds Distributor serves as principal underwriter and distributor for the Funds. Integrity Funds Distributor earns the underwriter’s portion of front-end sales loads (“FESLs”) in connection with sales of shares of Funds subject to FESLs, Rule 12b-1 fees pursuant to Rule 12b-1 plans adopted by certain of the Funds, and contingent deferred sales charges (“CDSCs”) in connection with redemptions of shares of Funds subject to CDSCs.

3.

Integrity Fund Services, Inc. (“Integrity Fund Services”) is registered with the SEC as a transfer agent under the Securities Exchange Act of 1934 (the “Exchange Act”). Integrity Fund Services provides shareholder record-keeping services and acts as transfer agent and dividend-paying agent for the Funds. Integrity Fund Services also provides business management services, including fund accounting, compliance, and other related administrative activities for the Funds. Integrity Fund Services is compensated for providing these services under agreements with each Fund, and is reimbursed for certain out-of-pocket expenses.

PROPERTIES

IMFD operates the majority of its business, including both the Mutual Fund related business and the Brokerage related business, out of its location at 1 Main Street North, Minot, North Dakota, which office building IMFD owns. As of December 31, 2007, the building has a $358,400 mortgage

Property and equipment at December 31, 2007 and 2006, consists of the following:

	2007	2006
Office furniture and equipment	$807,460	$709,208
Building and land	1,363,589	1,280,104
	$2,171,049	$1,989,312
Accumulated depreciation and amortization	(900,204)	(811,854)
	$1,270,845	$1,177,458

Depreciation expense totaled $90,050, $81,120 and $87,665 in 2007, 2006 and 2005, respectively.

          IMFD and its various subsidiaries maintain offices in Minot, North Dakota. IMFD’s executive offices are located at 1 North Main Street, Minot, ND, and its telephone number is (701) 858-5292. IMFD will lease a portion of the office building to CapFin.

DESCRIPTION OF IMFD'S MUTUAL FUND ADVISORY, DISTRIBUTION AND ADMINISTRATIVE SERVICES BUSINESS

Investment Advisory Services

          Integrity Money Management acts as investment advisor to the Funds pursuant to investment advisory agreements with such Funds. Integrity Money Management supervises and implements the Funds’ investment activities, including determining which securities to buy and sell, and which broker-dealers to effect Fund securities transactions through.

          Generally, each Fund pays Integrity Money Management an investment advisory fee, payable monthly and based on the Funds’ net assets. Investment advisory fees are generally either voluntarily or contractually waived or reduced, and the investment advisor may absorb other Fund expenses for a period of time to ensure that the Funds have competitive fee structures.

          The investment advisory agreements pursuant to which Integrity Money Management provides investment advisory services continues in effect for successive annual periods as long as such continuance is approved annually by (a) either (i) the relevant Fund’s Board of Directors or Trustees, or (ii) a vote of the holders of a majority of the relevant Fund’s outstanding voting securities, and (b) a majority of the relevant Funds’ Directors or trustees who are not parties to the investment advisory agreement or interested persons of a party to such agreement within the meaning of the Investment Company Act of 1940.

          Either party may terminate the investment advisory agreement without penalty after specified written notice. Each investment advisory agreement also automatically terminates in the event of its “assignment,” as defined in the Investment Company Act of 1940. To date, no such investment advisory agreements have been terminated.

Transfer Agency, Fund Accounting, and Administrative Services

          Transfer agency, fund accounting, and other shareholder administrative services are provided to the Funds by Integrity Fund Services. Integrity Fund Services receives fees from the Funds for providing such services pursuant to contracts with the Funds. The contracts generally provide for Integrity Fund Services to be paid its servicing fees based on the net assets of each Fund, subject to certain minimum fees per Fund. The Funds’ board of Directors or trustees approves the contracts between the Funds and Integrity Fund Services annually.

Distribution of Fund Shares

          Pursuant to distribution agreements, Integrity Funds Distributor acts as the principal underwriter and distributor of shares of the Funds. The distribution agreements generally provide that Integrity Funds Distributor shall distribute Fund shares and pay the expenses thereof. Fund shares are sold primarily by broker-dealers with whom Integrity Funds Distributor has entered into dealer sales agreements.

          Integrity Funds Distributor earns the underwriter’s portion of FESLs received in connection with sales of Fund shares subject to FESLs effected by other broker-dealers, and also earns CDSCs in connection with redemptions of Fund shares subject to CDSCs.

          Each of the Funds (other than Kansas Insured Intermediate Fund and Integrity Fund of Funds) has adopted a Rule 12b-1 plan pursuant to which Integrity Funds Distributor earns Rule 12b-1 fees in connection with its distribution of Fund shares. Integrity Funds Distributor pays other broker-dealers a portion of these fees and retains the balance.

          The 12b-1 Plans are established for an initial term of one year. Thereafter, the Board of Directors or Trustees, including a majority of the disinterested Directors or trustees of each Fund, must approve them annually. Each Plan is subject to termination at any time by a majority of the Funds’ disinterested Directors or trustees or by the Funds’ Shareholders.

DESCRIPTION OF CFS'S INVESTMENT BANKING AND BROKERAGE BUSINESS

          CFS carries out the investment banking and retail brokerage portion of IMFD’s current business structure. CFS’s primary source of revenue is commission revenue in connection with sales of shares of mutual funds, insurance products, and various other securities. CFS receives commission and Rule 12b-1 servicing revenue generated from the sale of investment products originated by its registered representatives. CFS also receives investment advisory revenue in connection with its registered investment advisor. CFS pays a portion of the revenue generated to its registered representatives and retains the balance. CFS is registered with the SEC as an investment advisor and broker-dealer and also with FINRA as a broker-dealer. CFS specializes in providing investment products and services to independent investment representatives, financial planners, and investment advisors and currently supports over 425 investment representatives and investment advisors.

LEGAL PROCEEDINGS

          Many aspects of CFS’s business involves substantial risks of liability. In the normal course of business, CFS has been named as defendants or co-defendants in lawsuits involving primarily claims for damages. CFS’s management believes that pending litigation will not have a material adverse effect on CapFin or CFS.

PROPERTIES

          CFS’s Brokerage and Investment Banking Business maintain sales offices in Minot, North Dakota. In addition, CFS maintains operations offices in Minot. IMFD owns a building containing all of its office space which management believes is adequate for its business.

EMPLOYEES

Assuming the Spin-Off occurred on December 31, 2007, CapFin would have had 27 full-time employees.

REGULATION

          Virtually all aspects of IMFD’s businesses are subject to various complex and extensive federal and state laws and regulations. Regulated areas include, but are not limited to, the effecting of securities transactions, the financial condition of IMFD’s subsidiaries, record-keeping and reporting procedures, relationships with clients, and experience and training requirements for certain employees. Certain of IMFD’s subsidiaries are registered with various federal and state government agencies, including the SEC, as well as FINRA, a self-regulatory industry organization, as described below. In addition, CapFin is required by law to belong to the Securities Investor Protection Corporation. In the event of a broker-dealer’s insolvency, the Securities Investor Protection Corporation fund provides protection for client accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances.

          Integrity Funds Distributor and CFS are registered broker-dealers, subject to extensive regulation and periodic examinations by the SEC, FINRA, and state agencies in those states in which Integrity Funds Distributor and CFS conduct business. As broker-dealers, Integrity Funds Distributor and CFS are subject to the Net Capital Rule promulgated by the SEC under the Exchange Act. This rule requires that a broker-dealer must maintain certain minimum net capital and that its aggregate indebtedness may not exceed specified limitations.

          Integrity Money Management is registered with the SEC as an investment advisor under the Advisers Act and is subject to regulation thereunder, and is also subject to regulation under certain state laws. The Funds are subject to extensive regulation under the Investment Company Act of 1940 (the “Investment Company Act”) and, along with Integrity Money Management, are subject to periodic examinations by the SEC.

          Federal and state laws and regulations, and the rules of FINRA, grant broad powers to such regulatory agencies and organizations. These include the power to limit, restrict, or prevent IMFD from carrying on its business if it fails to comply with such laws, regulations and rules. Other possible sanctions that may be imposed include the suspension of individual employees, restrictions on IMFD expanding its business or paying cash dividends, the revocation of the investment advisor, broker dealer, or transfer agent registrations, expulsions, censures, and/or fines.

          To the extent that existing or future regulations affecting the sale of Fund shares or their investment strategies cause or contribute to reduced sales of Fund shares, or impair the investment performance of the Funds, IMFD’s aggregate assets under management and its revenues might be adversely affected.

          Since 1993, FINRA rules have limited the amount of aggregate sales charges which may be paid in connection with the purchase and holding of investment company shares sold through broker-dealers. Congress and the SEC presently are considering amendments to Rule 12b-1 and other statutory provisions and rules that regulate the distribution of mutual fund shares. The effect of the rule amendments and other legislative or regulatory actions might be to limit the amount of fees that could be paid pursuant to a fund’s 12b-1 Plan in a situation where a fund has no, or limited, new sales for a prolonged period of time, as well as the imposition of other limits on the use of fund assets to pay for distribution.

          The officers, Directors, and employees of IMFD may, from time to time, own securities that are also owned by one or more of the Funds. IMFD’s internal policies with respect to individual investments by employees, including officers and Directors who are employed by IMFD, require prior clearance and reporting of some transactions and restrict certain transactions so as to reduce the possibility of conflicts of interest.

COMPETITION

          IMFD derives substantially all of its revenues from two sources; fees relating to the management of, and provision of services to, the Funds, and commission revenue earned in connection with sales of shares of mutual funds, insurance products, and various other securities. The fees earned by IMFD are generally calculated as a percentage of assets under management/service. If IMFD’s assets under management/service decline, or do not grow in accordance with IMFD’s plans, fee revenues and earnings would be materially adversely affected. Assets under management/service may decline because redemptions of Fund shares exceed sales of Fund shares, or because of a decline in the market value of securities held by the Funds, or a combination of both.

          In seeking to sell Fund shares and market its other services, IMFD operates in a highly competitive financial services industry. Industry sources indicate that there are approximately 8,700 open-end investment companies of varying sizes, investment objectives and policies, which offer their shares to the investing public in the United States. Since its inception, IMFD has competed with numerous larger, more established mutual fund management organizations. IMFD sells Fund shares principally through third party broker-dealers. IMFD competes for the services of such third party broker-dealers with other sponsors of mutual funds who generally have substantially greater resources than IMFD. Banks in particular have increased, and continue to increase, their sponsorship of proprietary mutual funds distributed through third party distributors. Many broker-dealer firms also sponsor their own proprietary mutual funds, which may limit IMFD’s ability to secure the distribution services of such broker-dealer firms. In seeking to sell Fund shares, IMFD also competes with increasing numbers of mutual funds that sell their shares without the imposition of sales loads. No-load mutual funds are attractive to investors because they do not have to pay sales charges on the purchase or redemption of such mutual funds’ shares. This competition may place pressure on IMFD to reduce the FESLs and CDSCs charged upon the sale or redemption of Fund shares. However, reduced sales loads would make the sale of Fund shares less attractive to the broker-dealers upon whom IMFD depends for the distribution of Fund shares. In the alternative, IMFD might itself be required to pay additional fees, expenses, commissions, or charges in connection with the distribution of Fund shares which could have a materially adverse effect on IMFD’s earnings.

          The fact that the investments of some Funds are geographically concentrated within a single state makes the market value of such investments particularly vulnerable to economic conditions within that state. In addition, the states in which the investments of such Funds, as a group, are concentrated are themselves concentrated in certain regions of the United States. IMFD’s fee revenues may, therefore, be adversely affected by economic conditions within such regions.

          IMFD also participates in two other highly competitive related sectors of the financial services industry: retail brokerage and investment advisory services. IMFD competes directly with full-service stock brokerage firms, insurance companies, banks, regional broker-dealers, other independent broker-dealers, and other financial institutions, as well as investment advisory firms. Each of these competitors offers to the public many of the same investment products and services offered by IMFD. Further, other broker-dealers providing the same services heavily recruit the representatives and advisors transacting business through IMFD. This competition forces IMFD to maintain high levels of support services and commission payouts for these representatives and advisors. These high levels of services and payouts could have a materially adverse effect on IMFD’s earnings.

THE SPECIAL MEETING

          This document is being furnished to you in order for our Board of Directors to solicit your vote by proxy at the Special Meeting. The Special Meeting will be held at 9:00 a.m., local time on October 31, 2008, at The Sleep Inn, 2400 10th Street SW, Minot, North Dakota 58703.

          As of September 12, 2008, IMFD had outstanding 14,455,943 Common Shares, $0.0001 par value, with each share being entitled to one vote, except for the election of Directors, when Shareholders are entitled to cumulate their votes. Representation of a majority of IMFD’s shares outstanding on such date, either in person or by Proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares present and entitled to vote at the Meeting shall decide the proposals to be voted upon at the Meeting. A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the Meeting and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote or withholds authority to vote on a certain proposal shall not be considered present and entitled to vote on such proposal.

EFFECT OF TRANSACTIONS ON SHAREHOLDER RIGHTS AND SHARES OWNERSHIP

          You will not have dissenters’ rights of appraisal in connection with the Spin-Off or the Transfers. See “The Transactions – No Dissenters’ Rights.”

          When the transaction is completed, you will own shares of both IMFD, a North Dakota Corporation, and CapFin, a Colorado Corporation. For example, if you own 1,000 shares of IMFD now, after the Spin-Off you will still own 1,000 shares of IMFD and in addition you will own 1,000 shares of CapFin.

          Since IMFD is a North Dakota Corporation in existence since September 22, 1987, and CapFin is a newly formed Colorado Corporation, there are variances in state corporate law and the articles of incorporation, bylaws and authorizations of each entity. See Appendix A articles and bylaws of CapFin.

          See “The Transactions – The Spin-Off – Comparison of Rights of Current IMFD Shareholders and CapFin Shareholders Following the Spin-Off.”

TIME LINE

          The timeline of the Transactions and the Spin-Off is anticipated to be 1.) Mailing of Proxy to Shareholders – _______________, 2008; 2.) Special Meeting of Shareholders – October 31, 2008; 3.) Spin-Off and Distribution of Shares – December 31, 2008.

THE VALUATION RATIO

          The valuation ratio for pro-rata allocation of the shares price between IMFD and CapFin for purposes of the Transfers and the Spin-Off were derived utilizing an independent valuation of the business segments of IMFD and adjusting that valuation to account for the reallocation of certain debt and assets between IMFD and CapFin. An initial overall valuation of $9.5 million was determined for the Brokerage and Investment Banking Business. An initial overall valuation of $6.1 million was determined for the Mutual Fund Advisory, Fund Distribution and Administrative services businesses. The general plan with respect to the Transfers and the Spin-Off is that IMFD has established CapFin as a subsidiary to act as the holding company which will be the entity distributed to facilitate the spin-off of the broker-dealer business of CFS and related assets and liabilities. CapFin will lease office space from IMFD at competitive market rates. The equipment will be divided approximately 50-50 between the entities. IMFD will retain the $2,000,000 subordinate corporate notes due in January, 2011. CapFin will be transferred the following debts: United Heritage Debt $950,000 due in June 2012; Convertible Promissory Note $950,000; and

Convertible Preferred Shares $1,525,000, callable in December 2008. After the Spin-Off, IMFD will retain on a consolidated basis, together with its subsidiaries, $1,100,000 in “net cash.” Net cash is defined as current assets minus current liabilities. The balance of the net cash possessed by IMFD (including CFS) at the Spin-Off date will be allocated to CapFin on a consolidated basis, together with its subsidiary CFS, and go with CapFin in the Spin-Off transaction. These significant allocations of assets and liabilities were then applied to adjust the relative values of IMFD and CapFin post Spin-Off.

Based upon IMFD’s management’s determinations and allocations, the proposed allocation of value between IMFD and CapFin after the Spin-Off has been set at 50% to IMFD and 50% to CapFin for purposes of the Transactions, the Spin-Off and this Proxy Statement.

On July 10, 2008, an Estimate of Value of SFAS 142 Goodwill Impairment Test of the Reporting Units of Integrity Mutual Funds, Inc. was prepared by Valuation & TACServices, LLC by its Principal, David F. Lutz, CPA/ABV,CBA,CVA. The date of valuation of March 31, 2008 coincided with IMFD’s first quarter of 2008 Form 10Q reporting and financial statements. The valuation ratio between IMFD and CapFin is based upon the estimate of value provided by Valuation & TACServices, LLC of the two business segments of IMFD consisting of the Mutual Fund Segment and the Broker Dealer Segment. Based upon an estimated Enterprise Value of $10,894,000 (before deduction of debts of IMFD) of the Mutual Fund Segment (IMFD post Spin-Off) and an estimated stand alone present value of the Broker Dealer Segment (CapFin post Spin-Off) of $9,508,000 the following adjustments were made in the determination of relative values of IMFD and CapFin. The adjustments listed below reflect the allocations of debt and assets between IMFD and CapFin described elsewhere in this Proxy Statement. Utilizing these calculations, the allocation of value between IMFD and CapFin after the Spin-Off has been set at 50% to IMFD and 50% for CapFin for purposes of the Transactions, the Spin-Off and this Proxy Statement.

In accordance with the following calculations, the valuation ratio was arbitrarily determined to be 50% to IMFD and 50% to CapFin.

DISTRIBUTION ALLOCATION OF ASSETS AND LIABILITIES FOR PURPOSES OF THE SPIN-OFF

The pro-forma charts and illustrations which follow illustrates the structure of IMFD and its principal subsidiaries before the Transactions are effected and the general reallocation of asset and liability changes brought about following the Transfers and the Spin-Off of CapFin.

Current Corporate Structure	Post Spin-Off: IMFD	Post Spin-Off: CapFin
PARENT (Public Entity): Integrity Mutual Funds, Inc.	PARENT (Public Entity): Integrity Mutual Funds, Inc.	PARENT (Public Entity): Capital Financial Holding, Inc.
SUBSIDIARIES: Capital Financial Holding, Inc. Integrity Money Management, Inc. Integrity Funds Distributor, Inc. Integrity Fund Services, Inc. Capital Financial Services, Inc.	SUBSIDIARIES: Integrity Money Management, Inc. Integrity Funds Distributor, Inc. Integrity Fund Services, Inc.	SUBSIDIARIES: Capital Financial Services, Inc
PROPERTIES: Office Building at 1 North Main Equipment Cash $2,250,000 Estimated Goodwill – Mutual Fund Asset Acquisitions	PROPERTIES: Office Building at 1 North Main Equipment 50% Cash $1,100,000 Estimated Goodwill – Mutual Funds Asset Acquisitions	PROPERTIES: Equipment 50% Cash $1,150,000 Estimated Goodwill – Brokerage Asset Acquisitions
DEBTS: Building Mortgage - $358,000 Subordinate Notes - $2,000,000 United Heritage Debt -$950,000 Convertible Promissory Note - $950,000 Convertible Preferred Stock - $1,525,000	DEBTS: Building Mortgage - $358,000 Subordinate Notes - $2,000,000	DEBTS: United Heritage Debt- $950,000 Convertible Promissory Note - $950,000 Convertible Preferred Stock - $1,525,000

The general plan with respect to the Transfers and the Spin-Off is that IMFD has established CapFin as a subsidiary to act as the holding company, which will be the entity distributed to facilitate the spin-off of the broker-dealer business of CFS and related assets and liabilities. CapFin will lease office space from IMFD at competitive market rates. The equipment will be divided approximately 50-50 between the entities. IMFD will retain the $2,000,000 subordinate corporate notes due in January, 2011. CapFin will be transferred the following debts: United Heritage Debt $950,000 due in June 2012; Convertible Promissory Note $950,000; and Convertible Preferred Shares $1,525,000. callable in December 2008. After the Spin-Off, IMFD will retain on a consolidated basis, together with its subsidiaries, $1,100,000 in “net cash.” Net cash is defined as current assets minus current liabilities. The balance of the net cash possessed by IMFD (including CFS) at the Spin-Off date will be allocated to CapFin on a consolidated basis, together with its subsidiary CFS, and go with CapFin in the Spin-Off transaction.

SEE DETAILED UNAUDITED PRO-FORMA ALLOCATION ILLUSTRATIONS BEGINNING AT PAGE 38.

RISK FACTORS

          YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT, THAT ARE RELEVANT TO THE TRANSACTIONS AND THE SPIN-OFF.

          WE ALSO CAUTION YOU THAT THIS PROXY STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”). ALL STATEMENTS REGARDING THE REASONS FOR AND INTENDED EFFECTS OF THE TRANSACTIONS AND OUR AND CAPFIN’S EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, DIVIDENDS, FINANCING PLANS, BUSINESS STRATEGIES, COMPETITIVE POSITIONS, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AND CONCERNING SECURITIES MARKETS AND ECONOMIC TRENDS ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE AND CAPFIN BELIEVE OUR EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS HEREIN INCLUDE, AMONG OTHERS, THOSE SET FORTH BELOW AS WELL AS GENERAL ECONOMIC AND BUSINESS CONDITIONS; CHANGES IN SECURITIES, CREDIT AND FINANCIAL MARKET CONDITIONS; ADVERSE CHANGES OR VOLATILITY IN INTEREST RATES;

EFFICACY OF TECHNOLOGY; COSTS OR DIFFICULTIES RELATING TO THE ESTABLISHMENT OF CAPFIN AND IMFD AS INDEPENDENT ENTITIES; AND INCREASED COMPETITIVE PRESSURES.

RISK THAT THE TRANSFERS AND THE SPIN-OFF MAY NOT BE TAX-FREE

          While our management believes and Legal Counsel have opined the Spin-Off will be tax free, we have not requested or received rulings from the IRS that the Transfers and the Spin-Off will qualify as tax-free transactions with respect to CapFin and IMFD.

IMFD'S REVENUES AND EARNINGS AS WELL AS CAPFIN'S REVENUES AND EARNINGS WILL BE LESS DIVERSIFIED AND MAY BE LESS STABLE AFTER THE SPIN-OFF

          After the separation of CapFin through the Spin-Off, IMFD’s revenues and earnings will be less diversified, and may be less stable, than our consolidated revenues and earnings (which now include CFS) in the periods prior to the Spin-Off. When the Spin-Off is complete, IMFD will derive virtually all of its revenues and earnings from its Mutual Fund Advisory, Fund Distribution and Administrative Services Business and will not have the benefit of CFS’s Brokerage and Investment Banking Business, and, unlike our historical results, will not include the revenues and earnings of CFS’s Brokerage and Investment Banking Business, which have experienced significant growth in recent years. While IMFD believes that revenues from its Mutual Fund Advisory, Fund Distribution and Administrative Services Business will remain moderately stable in the future, IMFD, in general, and IMFD’s Mutual Fund Advisory, Fund Distribution and Administrative Services Business, in particular, may be vulnerable to decrease in assets under management, revenue and earnings erosion and significant fluctuations resulting from adverse equity, debt and interest rate market conditions, increased competition or adverse competitive developments, economic downturns and IMFD’s limited focus on tax free bonds and income generating mutual funds. Likewise, CapFin as a separate entity will not have the benefit of IMFD’s revenues and earnings from its Mutual Fund Advisory, Fund Distribution and Administrative Services Business to stabilize CapFin’s future financial status. CapFin’s business is subject to, among others, risks related to the volatile nature of the securities business, competition, the extensive federal, state and foreign regulation of the securities business, its securities underwriting and distribution activities, its underwriting and trading activities generally, potential securities law or self regulatory organization liability, its dependence on the availability of capital and funding, and its dependence on personnel.

IMFD OR CAPFIN MAY BE UNABLE TO SATISFY INDEMNIFICATION OBLIGATIONS

          CapFin and IMFD have entered into an Asset/Liability Distribution Agreement (the “A/L Distribution Agreement”), which will only be effective if the Spin-Off is approved and ratified by the IMFD Shareholders at the Special Meeting, and which, among other things, will allocate responsibility between IMFD and CapFin for various liabilities and obligations. The A/L Distribution Agreement provides, among other things, that CapFin will indemnify IMFD and its successors for the liabilities assumed by CapFin pursuant to the A/L Distribution Agreement, and IMFD after the Spin-Off, will indemnify CapFin for liabilities related to IMFD. See “The Transactions – Arrangements between IMFD and CapFin Relating to the Spin-Off – A/L Distribution Agreement.” However, the availability of such indemnities will depend upon the future financial strength of CapFin and IMFD and their successors. No assurance can be given that the relevant company will be in a position to fund such indemnities.

THE IMFD COMMON SHARES TRADING PRICES CANNOT BE PREDICTED AND MAY FLUCTUATE SIGNIFICANTLY UNTIL AN ORDERLY MARKET DEVELOPS

          For many years, there has been a trading market for IMFD Common Shares; however, this market reflected investor perceptions concerning the results and prospects of both the Brokerage and Investment Banking Business and the Mutual Fund Advisory, Fund Distribution and Administrative Services Business. Following the Spin-Off, IMFD will only conduct the Mutual Fund Advisory, Fund Distribution and Administrative Services Business, and the Brokerage and Investment Banking Business will not impact investor perceptions, or the market price, of IMFD Common Shares. On the date of the Spin-Off, the IMFD Common Shares are likely to trade at a price lower than the price at which the IMFD Common Shares traded prior to the Spin-Off in light of the separation of CapFin from IMFD following the completion of the Transfers and the Spin-Off. Prices for the IMFD Common Shares will be determined in the trading markets and may be influenced by many factors, including the depth and liquidity of the market for IMFD Common Shares, investor perceptions of IMFD and its Mutual Fund Advisory, Fund Distribution and Administrative Services Business, changes in debt and equity market conditions, changes in interest rates and results, and general economic and market conditions.

THE SPIN-OFF SHARES OF CAPFIN WILL BE UNREGISTERED RESTRICTED SHARES

          The Common Shares of CapFin have not been registered for sale under the Securities Act of 1933 (the “Act”). You cannot sell the Common Shares of CapFin you will receive unless they are registered under the Act and any applicable state securities laws or unless an exemption from such registration requirements such as Rule 144 is available. You must bear the economic risks of an investment in the Common Shares of CapFin for an indefinite period of time because the Common Shares of CapFin have not been registered under the Act. CapFin is the only person or entity which may register the Common Shares of CapFin under the Act and any state securities statutes and the management of CapFin has not made any representations regarding the registration of the Common Shares of CapFin or any other security issued or to be issued by CapFin or compliance with any other exemption under the Act. There currently is no public market for CapFin Common Shares. No assurance can be given that a market will develop subsequent to the Spin-Off or that you will be able to sell your shares at any time in the future, or that you will be able to liquidate your investment without considerable delay, if at all.

THERE IS NO CURRENT LIQUIDITY FOR SHARES OF CAPFIN AND A PUBLIC MARKET MAY NEVER BE ACHIEVED

          There will be no immediate public market for the CapFin Common Shares, and therefore no liquidity, since no individual shares of CapFin will be registered for resale. The liquidity of a large portion of each shareholder’s investment in IMFD will be substantially and possibly permanently impaired by the Spin-Off. CapFin will be registered with the Securities and Exchange Commission on Form 10 as a fully reporting company. It is anticipated that in the future a market may develop and that after six months from distribution, the Common Shares of CapFin held by its nonaffiliated Shareholders may be able to be publicly traded pursuant to Rule 144 exemptions. In order for CapFin to trade on the OTC:BB or OTC:Pink Sheets, a FINRA member market maker must file a Form 211 and receive FINRA approval. No assurance can be given that either event will occur. CapFin has made no agreements or commitments and does not intend to register any individual shares for sale to the public.

THE CAPFIN COMMON SHARES FUTURE TRADING PRICES CANNOT BE PREDICTED AND MAY FLUCTUATE SIGNIFICANTLY UNTIL AN ORDERLY MARKET DEVELOPS, IF EVER

There has been no prior trading market for CapFin Common Shares and we cannot predict, estimate or give assurances about the future trading prices or whether a market develops at all for CapFin Common Shares after the date of the Spin-Off. Until the CapFin Common Shares are fully distributed and an orderly market develops, if ever, the trading prices for CapFin Common Shares may fluctuate significantly. Prices for the CapFin Common Shares will be determined in the trading markets and may be influenced by many factors, including the depth and liquidity of the market for CapFin Common Shares, investor perceptions of CapFin and its Brokerage and Investment Banking Business, changes in debt and equity market conditions, changes in interest rates and results, and general economic and market conditions.

SHARES ELIGIBLE FOR FUTURE SALE - THERE MAY BE SUBSTANTIAL SALES OF CAPFIN COMMON SHARES FOLLOWING THE SPIN-OFF, WHICH MAY ADVERSELY AFFECT THE PRICE OF THE CAPFIN COMMON SHARES

          Following the Spin-Off, there will be approximately 14,456,000 shares of CapFin Common Shares outstanding, initially all restricted, of which approximately 12 million shares could be tradeable without restriction after six months by persons other than “affiliates” of CapFin. The remaining shares of CapFin Common Shares may be deemed “restricted” securities within the meaning of the Securities Act, and, as such, may be sold only pursuant to registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 144 under the Securities Act. No assurance can be given that holders of “restricted” shares of CapFin Common Shares will not decide, based upon the prevailing market and other conditions, to dispose of all or a portion of such shares pursuant to the provisions of Rule 144 under the Securities Act at the first opportunity.

          Following the Spin-Off, there will be approximately 5.9 million outstanding options to purchase shares of CapFin Common Shares at varying exercise prices. Additionally there will be approximately 2.6 million outstanding warrants to purchase CapFin Common Shares at varying exercise prices. This creates an “overhang” of approximately 8.5 million warrants and options to purchase CapFin Common Shares which may adversely impact the future market value of CapFin Common Shares.           No predictions can be made about the effect, if any, that market sales of shares of CapFin Common Shares or the availability of such shares for sale would have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of CapFin Common Shares in the public market, or the perception that such sale could occur, may have an adverse impact on the market price for the shares of CapFin Common Shares or CapFin’s ability to raise capital or make acquisitions through a future public or private offering of CapFin’s equity securities. Additionally, CapFin may also determine to issue its Common Shares to fund acquisitions, which may have such an effect, as well as be financially dilutive to its Shareholders.

THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

          The Special Meeting will be held at 9:00 a.m., local time, on October 31, 2008, at The Sleep Inn, 2400 10th Street SW, Minot, North Dakota 58703.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

          At the Special Meeting, our Shareholders will consider and vote upon proposals to approve and adopt the Spin-Off and the distribution of the Spin-Off Shares and the Grant of Discretionary Authority. See “The Transactions” and the Appendices attached hereto for more information related to the Transactions.

VOTING AT THE SPECIAL MEETING; RECORD DATE; QUORUM

          On the Special Meeting Record Date, there were 14,455,943 million shares of our Common Shares outstanding and entitled to vote at the Special Meeting. These shares were held by approximately 1,200 holders of record. Each Shareholder of record on the Special Meeting Record Date is entitled to cast one vote per share on each proposal. This vote may be cast at the Special Meeting either in person or by properly executed proxy. The presence, in person or by proxy, of the holders of a majority of IMFD outstanding Common Shares entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The A/L Distribution Agreement and the issuance of the Spin-Off Shares must be approved and adopted by the affirmative vote of the holders of a majority of the shares of IMFD Common Shares that are outstanding as of the Special Meeting Record Date. Approval of the Grant of Discretionary Authority requires the affirmative vote of a majority of the votes held by holders of IMFD Common Shares present and entitled to vote at the Special Meeting, assuming the presence of a proper quorum. As of the Special Meeting Record Date, IMFD Directors and executive officers beneficially owned approximately 59% of IMFD Common Shares (including all unexercised options and warrants and securities convertible into Common Stock of IMFD) entitled to vote at the Special Meeting. Our Board recommends that you approve and adopt the Spin-Off proposal and the distribution of the Spin-Off Shares, and the Grant of Discretionary Authority.

PROXIES

          We are furnishing you with this Proxy Statement in connection with the solicitations of proxies by and on behalf of our Board for use at the Special Meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the Special Meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. If no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the Spin-Off proposal and the distribution of the Spin-Off Shares, and each other proposal. You may revoke a proxy at any time before it is exercised. This may be accomplished by:

(1)        notifying us in writing at 1 North Main Street, Minot, North Dakota 58703, Attention: Secretary, Integrity Mutual Funds, Inc.;

             (2)        executing and delivering a proxy bearing a later date, or

             (3)        by attending the Special Meeting and voting by ballot.

TREATMENT OF ABSTENTIONS AT THE SPECIAL MEETING

          All shares of IMFD Common Shares represented by properly executed proxies received prior to or at the Special Meeting, as the case may be, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Special Meeting, will not be voted. Accordingly, since an affirmative majority approval is required at the Special Meeting for the A/L Distribution Agreement and the issuance of Spin-Off Shares, a proxy marked “ABSTAIN” will have the effect of a negative vote. Since a majority of the votes present and entitled to vote at the Special Meeting is required to approve the Spin-Off and the Grant of Discretionary Authority, a proxy marked “ABSTAIN” will also have the effect of a vote against such proposals.

          The cost of solicitation of IMFD proxies for the Special Meeting will be paid by IMFD. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and IMFD will, upon request, reimburse them for their reasonable expense in so doing.

THE TRANSFERS AND SPIN-OFF

          The following is a brief summary of material aspects of the Transactions. This summary does not purport to be complete and is qualified in its entirety by reference to the A/L Distribution Agreement, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. We urge you to read the Agreement carefully.

POTENTIAL BENEFITS ASSOCIATED WITH THE TRANSFERS AND THE SPIN-OFF

          Our Board of Directors has determined that the Transfers and the Spin-Off will be beneficial to our business and our Shareholders. The CapFin and IMFD businesses have distinct financial, investment and operating characteristics. It is believed that after the completion of the Transfers and Spin-Off, CapFin’s management will have greater equity-based incentive recruiting, acquisition and performance based enhancement opportunities and greater freedom to adopt strategies and pursue objectives that they believe are more appropriate to CapFin than are possible under the present IMFD ownership structure. Management also believes that CapFin will be better able to concentrate its attention and financial resources on CapFin’s core business opportunities and respond to industry conditions and competitive developments.

          Following the Transfers and the Spin-Off, we believe CapFin will have a better opportunity as an independent public entity concentrated in the brokerage business to acquire and roll up additional brokerage business groups or entire entities and their revenue streams, which will grow and strengthen CapFin, through the use of equity securities of CapFin as acquisition currency. Additionally, CapFin will have a better opportunity to recruit, retain and motivate employees and registered representatives through equity-based incentives that can more directly link the results of the Brokerage and Investment Banking Business and CapFin share performance. We believe that IMFD’s current compensation plans provide inadequate incentives for employees and registered representatives of the Brokerage and Investment Banking Business because such compensation is tied to the performance of IMFD rather than the performance of CapFin’s Brokerage and Investment Banking Business. IMFD currently is not able to offer equity securities related only to the Brokerage and Investment Banking Business and therefore cannot provide its Brokerage and Investment Banking Business employees with a direct link between their performance and the market value of the equity interests they receive as compensation. The completion of the Spin-Off will provide a beneficial direct link between employee and registered representative performance and share performance and therefore provide enhanced stock-based incentive, recruiting and acquisition opportunities that are competitive with arrangements offered by other investment banking and brokerage firms. Consequently, we are hopeful that the more direct link between incentive compensation arrangements for key employees and producers of CapFin and the performance of the CapFin Common Shares will prove beneficial for CapFin Shareholders.

          We also believe that, following the Spin-Off, the financial markets will be able to focus on the individual strengths of CapFin’s Brokerage and Investment Banking Business and more accurately evaluate its performance compared to competitive and peer companies. The elimination of the consolidation of IMFD’s financial results with the Brokerage and Investment Banking Business should provide Shareholders, financial analysts, and the public stock marketplace with a clearer view of the financial performance and condition of the Brokerage and Investment Banking Business.

MANNER OF EFFECTING THE SPIN-OFF

          The general terms and conditions relating to the Transfers and the Spin-Off are set forth in the A/L Distribution Agreement between IMFD and CapFin attached hereto as Appendix B. See “– Arrangements Between CapFin and IMFD Relating to the Spin-Off – A/L Distribution Agreement.” We will effect the Spin-Off by delivering all of the outstanding shares of CapFin Common Shares to Integrity Fund Services, Inc., (the “Distribution Agent”) for distribution to our Shareholders as of the Spin-Off Record Date. It is expected that certificates representing shares of CapFin Common Shares will be mailed to Shareholders as soon as practicable after January 1, 2009.

RESULTS OF THE TRANSFERS AND THE SPIN-OFF

          After the Transfers and the Spin-Off, CapFin will be a separate public company and it is anticipated that CapFin Common Shares will be eventually traded on the OTC:BB. The number and identity of Shareholders of CapFin immediately after the Spin-Off will be the same as the number and identity of Shareholders of IMFD on the Spin-Off Record Date. Immediately after the Spin-Off, CapFin expects to have approximately 1,200 holders of record of CapFin Common Shares and approximately 14.456 million shares of CapFin Common Shares outstanding, based on the anticipated number of record Shareholders and issued and outstanding shares of IMFD Common Shares as of the close of business on the Spin-Off Record Date and the Distribution Ratio of one share of CapFin Common Shares for each outstanding share of IMFD Common Shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF

          Although IMFD has not requested or received rulings from the IRS that the Spin-Off will qualify as a tax-free spin-off to IMFD and its Shareholders under Sections 355 and 368 of the Code, Management believes, and IMFD’s legal counsel has opined that the Spin-Off will be tax free.

(1)	The Shareholders will not recognize income, gain or loss upon the receipt of CapFin Common Shares in the Spin-Off;

(2)

The aggregate tax basis of a Shareholder’s IMFD Common Shares and CapFin Common Shares held by a Shareholder after the Spin-Off will be the same as the tax basis of the IMFD Common Shares held by such Shareholder immediately before the Spin-Off, and will be allocated between the shares of CapFin Common Shares and IMFD Common Shares in proportion to their relative fair market values at the time of the Spin-Off; and

(3)

The holding period for tax purposes of the shares of CapFin Common Shares received by a IMFD Shareholder will include the period during which the Shareholder held IMFD Common Shares, provided that the shares of IMFD Common Shares are held as a capital asset by such Shareholder at the time of the Spin-Off.

          U.S. Treasury regulations require each IMFD Shareholder that receives CapFin Common Shares in the Spin-Off to attach to the Shareholder’s federal income tax return for the year in which such shares is received a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Spin-Off. Within a reasonable time after the Spin-Off, Shareholders of record as of the Spin-Off Record Date will be provided with the information necessary to comply with that requirement, and will provide information regarding the allocation of basis described in clause (2) in the preceding paragraph.

          The foregoing is only a summary of the material U.S. Federal income tax consequences of the Spin-Off under the law in effect as of the date hereof. IT DOES NOT PURPORT TO COVER ALL INCOME TAX CONSEQUENCES AND MAY NOT APPLY TO SHAREHOLDERS WHO ACQUIRED THEIR IMFD COMMON SHARES IN CONNECTION WITH A GRANT OF SHARES AS COMPENSATION, WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES, OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE.

          All Shareholders should consult their own tax advisors regarding the appropriate income tax treatment of their receipt of CapFin Common Shares pursuant to the Spin-Off, including the application of Federal, state, local and foreign tax laws, and the effect of possible changes in tax law that may affect the tax consequences described above.

LISTING AND TRADING OF CAPFIN COMMON SHARES

          There is not currently a public market for the CapFin Common Shares. It is anticipated that an application will be made to list the CapFin Common Shares on the OTC:BB but since no shares were registered for individual sale, shares held by individuals will not be available for sale under Rule 144 exemptions until approximately six (6) months after issuance. The prices at which the CapFin Common Shares may trade after the Spin-Off and after such time certificates are actually eligible for a public sale cannot be predicted. Until the CapFin Common Shares are fully distributed and an orderly market develops, trading prices for CapFin Common Shares may fluctuate significantly. The priced at which the CapFin Common Shares trade will be determined by the marketplace and may be influenced by many factors including, among others, the depth and liquidity of the market for CapFin Common Shares, investor perception of CapFin and its business, market conditions for interest rates, fixed income and equity securities, CapFin’s financial results, and general economic and market conditions.

          The Transfer Agent and Registrar for the CapFin Common Shares will be Integrity Fund Services, Inc., a subsidiary of IMFD.

          CapFin Common Shares distributed to Shareholders in the Spin-Off will not be immediately freely transferable under the Securities Act. All securities received by IMFD Shareholders in the Spin-Off will be restricted shares. Persons who are not affiliates of CapFin will be permitted to sell their shares of CapFin Common Shares received in the Spin-Off pursuant to Rule 144 under the Securities Act after the applicable six (6) month holding period and other requirements of Rule 144, including current public information on CapFin through its SEC filings. Persons who may be deemed to be affiliates of CapFin pursuant to Rule 405 under the Securities Act after the Spin-Off generally include individuals or entities that control, are controlled by, or are under common control with CapFin, and such persons include Directors of CapFin. Persons who are affiliates of CapFin will be permitted to sell their shares of CapFin Common Shares received in the Spin-Off pursuant to Rule 144 under the Securities Act. As a result, CapFin Common Shares received by CapFin affiliates pursuant to the Spin-Off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding CapFin Common Shares or the average weekly trading volume for CapFin Common Shares during the preceding four week period and the securities are sold in “brokers’ transactions” and in compliance with certain notice provisions under Rule 144).

ACCOUNTING TREATMENT OF THE SPIN-OFF

          The Spin-Off will result in IMFD reporting historical results and balance sheet amounts relating to CFS prior to the Spin-Off as a discontinued operation of IMFD.

COMPARISON OF RIGHTS OF CURRENT IMFD SHAREHOLDERS AND CAPFIN SHAREHOLDERS FOLLOWING THE SPIN-OFF

          Upon the consummation of the Spin-Off, you will become Shareholders of CapFin in addition to remaining a shareholder of IMFD. Since IMFD and CapFin are organized under the laws of the State of North Dakota and

Colorado respectively, any differences in your rights as a holder of Common Shares of these two corporations will arise solely from differences in Articles of incorporation and bylaws of these two corporations. The following are summaries of material differences between your rights as Shareholders of IMFD and CapFin. The following discussions are not intended to be complete and are qualified in their entirety by reference to the North Dakota Business Corporation Law (“NDBCL”), the Articles of Incorporation and Bylaws of IMFD, and the CapFin Articles of Incorporation (the “CapFin Articles”) and the CapFin Bylaws (the “CapFin Bylaws”) annexed as Appendix A hereto, and the Colorado Business Corporation Act (“CBA”).

          ACTION BY SHAREHOLDERS WITHOUT A MEETING. The CapFin Articles expressly include a provision permitting the CapFin Shareholders to consent in writing to any action without a meeting, provided such consent is signed by Shareholders having at least the minimum number of votes required to authorize such action at a meeting of Shareholders at which all shares entitled to vote thereon were present and voted. The IMFD Articles and Bylaws do not permit Shareholders to take action by any written consent in lieu of a meeting.

          CUMULATIVE VOTING FOR DIRECTORS. The IMFD Articles and Bylaws expressly include a provision permitting cumulative voting for Directors. The CapFin Articles and Bylaws expressly do not permit cumulative voting for Directors.

AGREEMENTS BETWEEN IMFD AND CAPFIN RELATING TO THE SPIN-OFF

          To facilitate the orderly transition into two independent companies, IMFD and CapFin have entered into an Asset/Liability Distribution Agreement (the “A/L Distribution Agreement”) as described in this section.

A/L DISTRIBUTION AGREEMENT

          CapFin is a party to the A/L Distribution Agreement, which provides for, among other things, the principal corporate transactions required to effect the Spin-Off, the conditions precedent to the Spin-Off, the allocation between IMFD and CapFin of certain assets and liabilities and certain other transition arrangements.

          CONDITIONS TO THE SPIN-OFF. The Spin-Off will occur only in the event the following conditions, among others, are satisfied or waived by IMFD:

(1)	The Spin-Off is approved by the Shareholders of IMFD; and

(2)	The Registration Statement on Form 10 (the “Exchange Act Registration Statement”) under the Exchange Act filed by CapFin with the SEC shall have been declared, or become, effective;

          ALLOCATION OF ASSETS AND LIABILITIES. The general plan with respect to the Transfers and the Spin-Off is that IMFD has established CapFin as a subsidiary to act as the holding company, which will be the entity distributed to facilitate the spin-off of the broker-dealer business of CFS and related assets and liabilities. IMFD will retain the office building and the office building mortgage and debt of $358,000. CapFin will lease office space from IMFD at competitive market rates. IMFD will retain the $2,000,000 subordinate corporate notes due in January, 2011. CapFin will be transferred the following debts: United Heritage Debt $950,000 due in June 2012; Convertible Promissory Note $950,000; and Convertible Preferred Shares $1,525,000, callable in December 2008. After the Spin-Off, IMFD will retain on a consolidated basis, together with its subsidiaries, $1,100,000 in “net cash.” Net cash is defined as current assets minus current liabilities. The balance of the net cash possessed by IMFD (including CFS) at the Spin-Off date will be allocated to CapFin on a consolidated basis, together with its subsidiary CFS, and go with CapFin in the Spin-Off transaction. CapFin will hold CFS as a wholly owned subsidiary and conduct the Brokerage and Investment Banking Business. IMFD will continue to maintain the Mutual Fund Advisory, Fund Distribution and Administrative Services Business conducted through its subsidiaries Integrity Money Management, Inc., Integrity Funds Distributor, Inc. and Integrity Fund Services, Inc.

          CROSS-INDEMNIFICATION. On and after the date of the Spin-Off, CapFin agrees to indemnify, defend and hold harmless IMFD and its successors and their subsidiaries, and each of their respective Directors, officers, employees and agents (the “IMFD Indemnitees”) from and against any and all claims, costs, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney fees and expenses, but excluding consequential damages of the indemnified party, in connection with any and all claims, suits, arbitrations, inquiries, proceedings or investigations by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal (“Actions” or threatened Action) (collectively, “Indemnifiable Losses”) incurred or suffered by any of the IMFD Indemnitees and arising out of, or due to or otherwise in connection with any of the liabilities transferred to CapFin by this Agreement or the failure of CapFin or any of its subsidiaries to assume, pay, perform or otherwise discharge, any of the CapFin liabilities. The indemnifying party may assume the defense of the claim or suit brought by a third party.

          On and after the date of the Spin-Off, IMFD and its successors (collectively, “IMFD”) agrees to indemnify, defend and hold harmless CapFin and its subsidiaries and each of their respective Directors, officers, employees and agents (the “CapFin Indemnitees”) from and against any and all claims, costs, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney fees and expenses, but excluding consequential damages of the indemnified party, in connection with any and all claims, suits, arbitrations, inquiries, proceedings or investigations by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal (“Actions” or threatened Action) (collectively, “Indemnifiable Losses”) incurred or suffered by any of the CapFin Indemnitees and arising out of, or due to or otherwise in connection with any of the liabilities retained by IMFD by this Agreement or the failure of IMFD or any of its subsidiaries to assume, pay, perform or otherwise discharge, any of the IMFD liabilities. The indemnifying party may assume the defense of the claim or suit brought by a third party.

          CapFin and IMFD have agreed that IMFD shall assume, retain and be liable for all wages, salaries, welfare, retirement, incentive compensation and other employee related liabilities and obligations with respect to employees of IMFD (excluding CapFin and CFS) and CapFin shall assume, retain and be liable for such liabilities and obligations with respect to employees of CapFin and CFS.

          Prior to the Effective Date, IMFD will amend the profit sharing plan to provide that all active participants in such plans shall be fully vested in their accounts. Generally, IMFD will assume and become a successor employer with respect to the profit sharing plans currently maintained by IMFD and will continue such plans for the benefit of eligible employees of IMFD (excluding CapFin and its subsidiaries). CapFin will establish a profit sharing plan for the benefit of its eligible employees as soon as practicable following the Effective Time. Assets equal to the aggregate account balances of employees of IMFD and its subsidiaries in the profit sharing plans assumed by CapFin shall be transferred to the CapFin plans to be maintained for the benefit of such employees.

          CapFin and IMFD have agreed to a tax sharing and indemnification agreement which allocates pre-Spin-Off tax liabilities between CapFin and IMFD and their respective subsidiaries for the year of the CapFin Spin-Off and prior tax years. For all IMFD tax years ending before or including the Distribution Date, CapFin will bear any excess over IMFD’s share (computed as if IMFD and its subsidiaries were a separate consolidated or combined group) of IMFD’s:

(1)	Federal consolidated income tax liability,

(2)	any unitary or combined state or local income or franchise tax liability, and

(3)	any foreign income tax liability.

          Notwithstanding the above, CapFin will be liable for no more than the actual consolidated tax liability, pre Spin-Off, including any benefit of operating losses and carryforward net operating losses of IMFD.

          If IMFD’s tax liability for any tax year ending before or including the date of the Spin-Off is changed or adjusted as a result of a tax examination or otherwise, then each of IMFD’s and CapFin’s share of IMFD’s adjusted tax liability or benefit shall be recomputed and agreed to by the parties. Any payments due between CapFin and IMFD as a result of the recomputation will include interest for the periods in question at the rates charged by the applicable tax authority with respect to underpayments of income tax or paid by the applicable tax authority on overpayments of income tax.

          Each of IMFD and CapFin will be responsible for paying all tax liabilities arising from any tax returns which it files separately and for taxes which accrue from any period post Spin-Off.

          In the event that either IMFD or CapFin takes any action inconsistent with, or fails to take any action required by, or in accordance with, the qualification of the Spin-Off as tax-free, then CapFin or IMFD, as the case may be, will be liable for and indemnify and hold the other party harmless from any tax liability resulting from such action or inaction. If either party engages in any transaction involving its shares or assets, and as a result, the Spin-Off is treated as a taxable event, then the party engaging in such transaction shall hold the other party harmless from any tax liabilities that result from the treatment of the Spin-Off as a taxable event.

BACKGROUND AND REASONS FOR THE TRANSACTIONS

          For many years, IMFD has been engaged, through its subsidiaries, in the active conduct of two principal lines of business:

•

the Brokerage and Investment Banking Business, which consists of a full-service investment banking and brokerage business serving institutions and small- to medium-sized corporations and is conducted primarily through its wholly-owned subsidiary, CFS; and

•	the Mutual Fund Advisory, Fund Distribution and Administrative Services Business, which serves institutional investors and brokers and is conducted through IMFD and its subsidiaries.

          Each of the Brokerage and Investment Banking Business and the Mutual Fund Advisory, Fund Distribution and Administrative Services Business has separate management teams and highly skilled employees on which the success of the business is dependent. The Brokerage and Investment Banking Business’s management and employees are primarily focused on investment banking, brokerage, capital raising, research, mergers and acquisition activities, business restructuring advisory services and a traditional, broker-dealer business. The Mutual Fund Advisory, Fund Distribution and Administrative Services Business’s management and employees are primarily focused on fund advisory, mutual fund accounting, administration, fund distribution, and share transfer services.

          On August 27, 2008, the IMFD Board approved the Transactions and believes that the terms of the Transactions are fair to, and in the best interests of, the Shareholders of IMFD. The Transfers and Spin-Off will result in the separation of the Brokerage and Investment Banking Business from the Mutual Fund Advisory, Fund Distribution and Administrative Services Business of IMFD.

          In the course of its deliberations with respect to considering approval of the Transactions, the IMFD Board received the advice of management regarding the Brokerage and Investment Banking Business and the Mutual Fund Advisory, Fund Distribution and Administrative Services Business and the advice of management and legal counsel regarding the terms and provisions of the A/L Distribution Agreement and the Spin-Off. The IMFD Board considered a number of other factors in approving the Transactions, including without limitation:

•

that the Transactions would improve the fit and focus of potential acquisitions and recruitment utilizing public company equity as currency, as well as compensation arrangements for each of IMFD’s two principal lines of business, and

•	that the Transactions would provide IMFD Shareholders, potential investors, and stock analysts with a clearer picture of the separate financial results of each business.

          The foregoing discussion of the information and factors considered and given weight by the IMFD Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Transactions, the IMFD Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

          Under the NDBCA, the IMFD Shareholders will not have dissenters’ rights of appraisal in connection with the Transfers or the Spin-Off.

DESCRIPTION OF CAPFIN CAPITAL SHARES

INTRODUCTION

CapFin has the following capital shares authorization and terms.

AUTHORIZED AND OUTSTANDING CAPITAL SHARES

          The authorized capital shares of CapFin consists of 500 million shares of Common Shares, $.001 par value per share (the “Common Shares”), and 100 million shares of Preferred Shares, $.001 par value per share (the “Preferred Shares”).

          Following the completion of the Spin-Off, approximately 14,456 million shares of CapFin Common Shares outstanding will be held of record by approximately 1,200 persons, excluding shares of CapFin Common Shares issuable upon the exercise of CapFin shares options. See “The Transactions – The Spin-Off and the Transfers; Results of the Spin-Off and the Transfers.” No shares of Preferred Shares have been issued by CapFin, and there is no present intention to issue any shares of Preferred Shares. except as may be required as a result of the Spin-Off.

          In December of 2003, IMFD issued 3,050,000 Series A Preferred Shares for total proceeds of $1,525,000. The holder of the Series A Preferred Shares is entitled to receive cumulative dividends at a rate of 6% per year, payable quarterly. These dividends are in preference and priority to any payment of any dividend on IMFD’s Common Shares. The holder of the Series A Preferred Shares is also entitled to a liquidation preference of $.50 per share. The Series A Preferred Shares are convertible to IMFD’s Common Shares at the rate of one share of common stock for one share of Series A Preferred Stock at any time after issuance. At any time after five years from issuance, IMFD has the right to redeem any or all of the Series A Preferred Shares after a sixty day notice upon payment of the liquidation preference of $.50 per share to the holder, for a total of $1,525,000. The holder of the 3,050,000 Series A Preferred Shares, together with IMFD and CapFin, have entered into an agreement, contingent upon the approval of the Spin-Off, wherein the holder of the Series A Preferred Shares, as the convertible preferred share holder with rights to convert to IMFD Common Shares, have agreed to modify the terms of the Preferred Shares wherein: 1.) the Series A shares will become the sole obligation of CapFin, 2.) the holder of the Preferred Shares will be issued Preferred Shares of CapFin equal to the number of IMFD Preferred Shares each holder owned as of the record date for the Spin-Off divided by the valuation allocated to CapFin herein (approximately 50%). Based on this agreement, the 3,050,000 Preferred Shares, currently an obligation of IMFD, will be cancelled and 6,100,000 Preferred Shares of CapFin ( 3,050,000 / .50 = 6,100,000) issued in their place. The preferred shareholder’s rights and conditions as a preferred shareholder of CapFin will be the same as their rights and conditions as a preferred shareholder of IMFD.

PREFERRED SHARES

          The CapFin Articles provides that CapFin may issue up to 100 million shares of Preferred Shares. The CapFin Board has the authority to issue Preferred Shares in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend, conversion, voting, redemption (including sinking fund provisions), and other rights, liquidation preferences, and the number of shares constituting any series and the designations of such series, without any further vote or action by the Shareholders of CapFin. Because the terms of the Preferred Shares may be fixed by the CapFin Board without shareholder action, the Preferred Shares could be issued quickly with terms calculated to defeat a proposed takeover of CapFin to make the removal of management of CapFin more difficult. Under certain circumstances this could have the effect of decreasing the market price of the CapFin Common Shares.

SHAREHOLDER ACTION BY WRITTEN CONSENT; SHAREHOLDER ACTION AT MEETINGS

          The CapFin Articles and CapFin Bylaws specifically provide that shareholder action can be taken by written consent in lieu of a meeting.

SELECTED HISTORICAL FINANCIAL DATA OF IMFD

          The following selected historical financial information has been derived from the IMFD’s consolidated financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto, which are incorporated by reference into this Proxy Statement. The selected data as of and for each of the years in the three-year period ended December 31, 2007 have been derived from IMFD’s consolidated financial statements, which financial statements have been audited by Brady Martz & Associates, P.C., independent auditors.

          All share and per share information has been restated to retroactively reflect the effect of the forward share splits declared by the Board of Directors: 2 for 1, 11 for 10 and 11 for 10 on 2002, 1990 and 1989, respectively. Earnings per share information has been restated to retroactively reflect the adoption of Statement of Financial Accounting Standards No. 128. Certain reclassifications have been made to the prior period amounts to conform to the current period’s presentation.

INFORMATION ABOUT IMFD'S COMMON SHARES

          IMFD’s Common Shares are traded on the OTC Bulletin Board under the symbol IMFD. IMFD’s shares began trading on the OTC Bulletin Board on November 7, 1997. On May 31, 2002, the Shareholders of IMFD approved a two for one (2:1) share split of the issued and outstanding Common Shares of IMFD, which took effect on July 1, 2002. Previously the Common Shares underwent forward splits of 11 for 10 in 1990 and 11 for 10 in 1989. On December 31, 2007, the closing price of IMFD’s Common Shares on the OTC Bulletin Board was $.69 per share. At February 29, 2008, there were approximately 760 Shareholders of record.

          The following table sets forth the high and low closing prices for IMFD’s Common Shares. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions.

	2007		2006
	Fiscal Year		Fiscal Year

Quarter	High	Low	High	Low

First Quarter	.850	.600	.400	.310
Second Quarter	1.400	.820	.470	.350
Third Quarter	1.000	.570	.490	.410
Fourth Quarter	.870	.590	.600	.460

          IMFD has not paid a dividend with respect to its Common Shares, nor does IMFD anticipate paying dividends in the foreseeable future.

IMFD'S BASIC AND DILUTED SHARES OUTSTANDING

          The number of basic shares issued and outstanding is equal to IMFD’s shares outstanding before the Spin-Off of approximately 14.456 million. The number of diluted shares equals basic shares issued and outstanding plus dilution calculated under the treasury method for the options outstanding of 5.9 million.

SMALLER REPORTING COMPANY REPURCHASES OF EQUITY SECURITIES

Period	Total Number of Shares Purchased	Average Price Per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Approximate Dollar Value of Shares that May Yet Be Purchased Under the Plans or Programs
October 2007	-	-	-	$597,754
November 2007	-	-	-	$597,754

December 2007	-	-	-	$597,754
Total	-	-	-	$597,754

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following information is provided in connection with, and should be read in conjunction with, the consolidated financial statements and notes included in IMFD’s Annual Report on Form 10-K for the year ended 12/31/07.

GENERAL

          Integrity Mutual Funds, Inc., is a holding company which operates its current business units in two reportable segments: 1) as an investment advisor, distributor, and provider of administrative services to sponsored mutual funds, and 2) as a broker-dealer.

          Integrity Mutual Funds, Inc., derives a portion of its revenues and net income from providing investment management, distribution, shareholder services, fund accounting, and related services to the Funds. CFS provides another substantial portion of revenue through sales of mutual funds, insurance products, and various other securities. The majority of IMFD’s assets under management consist of single-state municipal bond funds for the states of North Dakota, Montana, Kansas, Nebraska, Oklahoma, Maine, and New Hampshire.

ASSETS UNDER MANAGEMENT

By Investment Objective

As of December 31,	2007	2006	2005

FIXED-INCOME
Tax-Free Funds	$ 196,493,687	$ 207,235,701	$ 213,405,941
Taxable Funds (Corporate/Government)	138,559,709	143,385,144	62,121,269
TOTAL FIXED-INCOME FUNDS	$ 335,053,396	$ 350,620,845	$ 275,527,210

EQUITY
Fund of Funds	$ 3,483,262	$ 9,889,657	$ 6,029,000
Equity Funds	47,127,424	81,498,062	100,358,182
TOTAL EQUITY FUNDS	$ 60,610,686	$ 91,387,719	$ 106,387,182

TOTAL ASSETS UNDER MANAGEMENT	$ 395,664,082	$ 442,008,564	$ 381,914,392

          A substantial portion of IMFD’s revenues depends upon the amount of assets under its management. Assets under management can be affected by the addition of new funds to the group, the acquisition of another investment management company, purchases and redemptions of mutual fund shares, and investment performance, which may depend on general market conditions. Assets under IMFD’s management decreased by $46,344,482 (10.5%) in 2007 compared to 2006 and increased by $60,094,172 (15.7%) in 2006 compared to 2005. Fixed income assets decreased by 4.4% in 2007 compared to 2006, and increased by 27.3% in 2006 compared to 2005. Fixed income assets accounted for 84.7% of the total assets under management in 2007 and 79.3% in 2006. Equity assets decreased by 33.7% in 2007 compared to 2006, and decreased 14.1% in 2006 compared to 2005. Equity assets accounted for 15.3% of total assets under management in 2007 and 20.7% in 2006.

RESULTS OF OPERATIONS

          The following table sets forth, for the periods indicated, amounts included in IMFD’s Consolidated Statements of Operations and the percentage change in those amounts from period to period.

	2007	2006	2005	Variance 2007 to 2006	Variance 2006 to 2005
OPERATING REVENUES
Fee income	$8,171,653	$6,732,222	$4,788,853	21.4%	40.6%
Commission income	30,318,836	20,054,742	14,651,903	51.2%	36.9%
Total revenue	$38,490,489	$26,786,964	$19,440,756	43.7%	37.8%

OPERATING EXPENSES
Compensation and benefits	$4,233,481	$3,729,425	$3,330,165	13.5%	12.0%
Commission expense	29,027,276	19,370,607	13,283,057	49.9%	45.8%
General and administrative expenses	2,602,750	2,242,721	2,139,042	16.1%	4.8%
Sub-advisory expenses	961,837	887,896	432,534	8.3%	105.3%
Sales commissions amortized	443,661	334,254	316,928	32.7%	5.5%
Depreciation and amortization	223,624	157,361	143,155	42.1%	9.9%
Total operating expenses	$37,492,629	$26,722,264	$19,644,881	40.3%	36.0%

OPERATING INCOME (LOSS)	$997,860	$64,700	$(204,125)	1,442.3%	131.7%

OTHER INCOME (EXPENSES)
Interest and other income	$351,742	$233,610	$54,896	50.6%	325.6%
Interest expense	(331,687)	(346,606)	(301,934)	(4.3%)	14.8%
Net other income (expense)	$20,055	$(112,996)	$(247,038)	117.7%	54.3%

INCOME (LOSS) BEFORE INCOME TAX BENEFIT (EXPENSE)	$1,017,915	$(48,296)	$(451,163)	2,207.7%	89.3%

INCOME TAX BENEFIT (EXPENSE)	(434,702)	(11,091)	118,750	3,819.4%	109.3%

NET INCOME (LOSS)	$583,213	$(59,387)	$(332,413)	1,082.1%	82.1%

INCOME (LOSS) PER COMMON SHARE	.03	(.01)	(.03)

Year Ended December 31, 2007, compared with Year Ended December 31, 2006:

          Operating Revenues – Total operating revenues for 2007 were $38,490,489, an increase of 43.7% from $26,786,964 in 2006. The increase results from increased fee income received from the Funds, as well as increased commission and fee income relating to CFS.

          Fee Income – Fee income for 2007 was $8,171,653, a 21.4% increase from $6,732,222 in 2006. The increase was due to fees derived from asset growth resulting from new sales in certain of the Funds. The increase was also due to fees derived from additional assets under management in CFS’ registered investment advisor, resulting from ongoing recruiting efforts.

          IMFD receives fees for providing investment advisory services to the Funds. In some cases, all or a portion of the investment advisory fees received by IMFD are paid to outside investment advisors for advisory services provided to the Funds. These fees constituted 6% of IMFD’s consolidated revenues in 2007.

          IMFD also earns investment advisory fees in connection with CFS’ registered investment advisor. IMFD pays the registered representatives a portion of this fee income as commission expense and retains the balance. These fees constituted 6% of IMFD’s consolidated revenues in 2007.

          IMFD receives fees from the Funds for providing transfer agency, fund accounting, and other administrative services. These fees constituted 6% of IMFD’s consolidated revenues in 2007.

          IMFD earns Rule 12b-1 fees in connection with the distribution of Fund shares. A portion of these fees are paid out to other broker-dealers, with the remaining amount retained by IMFD to pay for expenses related to the distribution of the Funds. These fees constituted 4% of IMFD’s consolidated revenues in 2007.

          Commission Income – Commission income includes CFS commissions and 12b-1 fees associated with the sale of mutual funds, insurance products, and various other securities. IMFD pays the registered representatives a percentage of this income as commission expense and retains the balance. Commission income also includes underwriting fees associated with sales of Fund shares subject to front-end sales loads (“FESLs”), and the dealer commission associated with sales of Fund shares subject to FESLs, which is paid out to other broker-dealers as commission expense. Commission income for 2007 was $30,318,836, a 51.2% increase over $20,054,742 in 2006. The increase was due primarily to ongoing recruiting efforts for new registered representatives in CFS. Commission revenues constituted 78% of IMFD’s consolidated revenues in 2007.

          Operating Expenses – Total operating expenses for 2007 were $37,492,629, a 40.3% increase from $26,722,264 in 2006. The increase resulted primarily from increased commission expense, which corresponds to increases in fee and commission income.

          Compensation and Benefits – Compensation and benefits expense for 2007 was $4,233,481, a 13.5% increase from $3,729,425 in 2006. The increase results primarily from increased incentive overrides paid to certain employees for the recruitment of new registered representatives in CFS, and a separation agreement entered into by IMFD.

          On January 24, 2007, IMFD announced the retirement of Robert E. Walstad, IMFD’s founder, chief executive officer and chairman of the board of Directors, effective February 1, 2007. In connection with Mr. Walstad’s retirement, IMFD entered into a separation agreement with Mr. Walstad. Under the terms of the separation agreement, subject to Mr. Walstad meeting his obligations thereunder in all respects, Mr. Walstad is entitled to receive a cash payment in the amount of $274,500, options to purchase 60,000 Common Shares, and certain commission payments. The $274,500 separation payment was expensed in February of 2007.

          Commission Expense – Commission expense for 2007 was $29,027,276, a 49.9% increase from $19,370,607 in 2006. The increase corresponds with the increases in fee and commission income.

General and Administrative Expenses – Total general and administrative expenses for 2007 were $2,602,750, an increase of 16.1% from $2,242,721 in 2006. The increase was due primarily to increased reimbursements made to certain Funds due to low assets levels, increased 12b-1 fees paid to other broker-dealers for selling the Funds, and increased legal costs.

          Sub-advisory Expenses– Sub-advisory expenses for 2007 were $961,837, an 8.3% increase from $887,896 in 2006. The increase was due to higher levels of sub-advisory fees paid due to asset growth resulting from new sales in certain of the Funds. Sub-advisory fees are paid to outside investment advisors for advisory services provided to some of the Funds. The amount of sub-advisory fees paid out will continue to increase if the net asset levels in certain of the Funds continue to increase.

          Sales Commissions Amortized–- Sales commissions paid to broker-dealers in connection with the sale of shares of the sponsored mutual funds sold without a front-end sales charge (B and C shares), are capitalized and amortized on a straight-line basis over a period not exceeding eight years, which approximates the period of time during which deferred sales commissions are expected to be recovered from distribution plan payments received from various sponsored mutual funds and potential contingent deferred sales charges received from Shareholders of the various sponsored mutual funds. Contingent deferred sales charges received by IMFD are recorded as a reduction of unamortized deferred sales commissions. In accordance with Statement of Position 98-5, the commissions paid for the sale of Integrity Fund of Funds, Inc.’s shares have been expensed as incurred. The contingent deferred sales charges received from early redemptions from Integrity Fund of Funds, Inc. have been recorded as revenue. Amortization of deferred sales commissions for 2007 was $443,661, a 32.7% increase from $334,254 in 2006. These expenses can be expected to increase if sales of shares of Funds sold without a FESL increase.

          Depreciation and Amortization–- Depreciation and amortization for 2007 was $223,624, a 42.1% increase from $157,361 in 2006. The primary reason for the change was an increase in amortization of computer software costs.

          Interest and Other Income – Interest and other income for 2007 was $351,742, a 50.6% increase from $233,610 in 2006. Other income is comprised, in part, from income derived from services billed back to registered representatives in CFS.

           Interest Expense - Interest expense was $331,687 for 2007, a 4.3% decrease from $346,606 in 2006.

Year Ended December 31, 2006, compared with Year Ended December 31, 2005:

Operating Revenues – Total operating revenues for 2006 were $26,786,964, an increase of 37.8% from $19,440,756 in 2005. The increase results from increased fee income received from the Funds, as well as increased commission and fee income relating to CFS.

          Fee Income – Fee income for 2006 was $6,732,222, a 40.6% increase from $4,788,853 in 2005. The increase was due to fees received in connection with new Funds that were acquired and/or opened during 2005, and fees derived from asset growth resulting from new sales in certain of the Funds. The increase was also due to fees derived from additional assets under management in CFS’ registered investment advisor, resulting from recruiting efforts during 2005 and 2006.

          IMFD receives fees for providing investment advisory services to the Funds. In some cases, all or a portion of the investment advisory fees received by IMFD are paid to outside investment advisors for advisory services provided to the Funds. These fees constituted 7% of IMFD’s consolidated revenues in 2006.

          IMFD also earns investment advisory fees in connection with CFS’ registered investment advisor. IMFD pays the registered representatives a portion of this fee income as commission expense and retains the balance. These fees constituted 5% of IMFD’s consolidated revenues in 2006.

          IMFD receives fees from the Funds for providing transfer agency, fund accounting, and other administrative services. These fees constituted 8% of IMFD’s consolidated revenues in 2006.

          IMFD earns Rule 12b-1 fees in connection with the distribution of Fund shares. A portion of these fees are paid out to other broker-dealers, with the remaining amount retained by IMFD to pay for expenses related to the distribution of the Funds. These fees constituted 5% of IMFD’s consolidated revenues in 2006.

          Commission Income–- Commission income includes CFS commissions and 12b-1 fees associated with the sale of mutual funds, insurance products, and various other securities. IMFD pays the registered representatives a percentage of this income as commission expense and retains the balance. Commission income also includes underwriting fees associated with sales of Fund shares subject to front-end sales loads (“FESLs”), and the dealer commission associated with sales of Fund shares subject to FESLs, which is paid out to other broker-dealers as commission expense. Commission income for 2006 was $20,054,742, a 36.9% increase over $14,651,903 in 2005. The increase was due primarily to recruiting efforts for new registered representatives in CFS during 2005 and 2006. Commission revenues constituted 75% of IMFD’s consolidated revenues in 2006.

          Operating Expenses – Total operating expenses for 2006 were $26,722,264, a 36.0% increase from $19,644,881 in 2005. The increase resulted primarily from increased commission expense, which corresponds to increases in fee and commission income.

          Compensation and Benefits – Compensation and benefits expense for 2006 was $3,729,425, a 12.0% increase from $3,330,165 in 2005. The increase results primarily from increased incentive overrides paid to certain employees for the recruitment of new registered representatives in IMFD’s broker-dealer segment, and a separation agreement entered into by IMFD with a former employee.

          On July 13, 2006, Integrity Mutual Funds, Inc., entered into an agreement with Jerry J. Szilagyi, Senior Vice President of Business Development, the terms of which provide for the termination of Mr. Szilagyi’s employment agreement and his separation from IMFD, effective as of July 16, 2006. Pursuant to the terms of the Agreement, IMFD agreed to pay Mr. Szilagyi $210,000 over a ten month period and certain additional compensation, including amounts with respect to assets under management in certain of IMFD’s mutual funds. The $210,000 separation payment was expensed in July of 2006.

          Commission Expense – Commission expense for 2006 was $19,370,607, a 45.8% increase from $13,283,057 in 2005. The increase corresponds with the increases in fee and commission income.

          General and Administrative Expenses – Total general and administrative expenses for 2006 were $2,242,721, an increase of 4.8% from $2,139,042 in 2005. The increase was due primarily to increased incentive overrides paid to IMFD’s contracted wholesalers resulting from increased sales in the Funds, as well as increased recruiting costs in IMFD’s broker-dealer segment.

          Sub-advisory Expenses– Sub-advisory expenses for 2006 were $887,896, a 105.3% increase from $432,534 in 2005. The increase was due to sub-advisory fees paid in connection with new Funds that were acquired and/or opened during 2005, and higher levels of fees paid due to asset growth resulting from new sales in certain of the Funds. Sub-advisory fees are paid to outside investment advisors for advisory services provided to some of the Funds. The amount of sub-advisory fees paid out will continue to increase as the net asset levels in certain of the Funds continue to increase.

          Sales Commissions Amortized – Sales commissions paid to broker-dealers in connection with the sale of shares of the sponsored mutual funds sold without a front-end sales charge (B and C shares), are capitalized and amortized on a straight-line basis over a period not exceeding eight years, which approximates the period of time during which deferred sales commissions are expected to be recovered from distribution plan payments received from various sponsored mutual funds and potential contingent deferred sales charges received from Shareholders of the various sponsored mutual funds. Contingent deferred sales charges received by IMFD are recorded as a reduction of unamortized deferred sales commissions. In accordance with Statement of Position 98-5, the commissions paid for the sale of Integrity Fund of Funds, Inc.’s shares have been expensed as incurred. The contingent deferred sales charges received from early redemptions from Integrity Fund of Funds, Inc. have been recorded as revenue. Amortization of deferred sales commissions for 2006 was $334,254, a 5.5% increase from $316,928 in 2005. These expenses can be expected to increase if sales of shares of Funds sold without a FESL increase.

          Depreciation and Amortization – Depreciation and amortization for 2006 was $157,361, a 9.9% increase from $143,155 in 2005. The primary reason for the change was an increase in amortization of computer software costs.

          Interest and Other Income – Interest and other income for 2006 was $233,610, a 325.6% increase from $54,896 in 2005. Other income is comprised, in part, from income derived from services billed back to registered representatives in CFS.

          Interest Expense – Interest expense was $346,606 for 2006, a 14.8% increase from $301,934 in 2005. The increase was primarily the result of the issuance of $2 million of 9¼% subordinated corporate notes during 2005, which was used, in part, to retire $595,000 of 12% subordinated debentures that matured in June of 2005.

FINANCIAL CONDITION

          On December 31, 2007, IMFD’s assets aggregated $18,114,830, an increase of 17.1% from $15,466,130 in 2006, due to increases in cash and cash equivalents, accounts receivable, net property and equipment, and goodwill offset by decreases in securities available-for-sale, income taxes receivable, deferred tax assets, prepaids, deferred sales commissions, and other assets. Shareholders equity was $10,213,625 on December 31, 2007, compared to $9,398,208 on December 31, 2006.

          On December 31, 2006, IMFD’s assets aggregated $15,466,130, an increase of 1.8% from $15,192,914 in 2005, due to increases in cash and cash equivalents, securities available-for-sale, and accounts receivable, offset by decreases in income taxes receivable, deferred tax assets, prepaids, net property and equipment, deferred sales commissions, goodwill, and other assets. Shareholders equity was $9,398,208 on December 31, 2006, compared to $9,403,721 on December 31, 2005.

          Cash provided by operating activities was $1,568,087 for the year ended December 31, 2007, as compared to net cash provided by operating activities of $570,573 for the year ended December 31, 2006 and net cash provided by operating activities of $265,950 for the year ended December 31, 2005.

          Net cash used by investing activities was $343,414 for the year ended December 31, 2007, as compared to net cash used by investing activities of $47,990 for the year ended December 31, 2006 and net cash used by investing activities of $308,119 for the year ended December 31, 2005. The primary uses of cash for investing activities in 2007 were the purchase of additional computer equipment and the purchase of certain assets from United Heritage Financial Services, Inc.

          Net cash provided by financing activities was $67,328 for the year ended December 31, 2007, as compared to net cash used by financing activities of $208,725 for the year ended December 31, 2006, and net cash provided by financing activities of $712,032 for the year ended December 31, 2005. During the year ended December 31, 2007, IMFD received $60,000 in connection with the exercise of 100,000 outstanding warrants, and received a $120,085 advance on a line of credit with First Western Bank. Also during the year ended December 31, 2007, IMFD paid out $91,500 in preferred stock dividends, and repaid $32,254 of bank debt.

LIQUIDITY AND CAPITAL RESOURCES

          On December 31, 2007, IMFD held $3,143,250 in cash and cash equivalents, as compared to $1,851,249 on December 31, 2006, and $1,537,391 on December 31, 2005. Liquid assets, which consist of cash and cash equivalents and securities available-for-sale, totaled $3,143,250 at December 31, 2007, as compared to $1,851,462 on December 31, 2006, and $1,537,599 on December 31, 2005. IMFD is required to maintain certain levels of cash and liquid securities in its broker-dealer subsidiaries to meet regulatory net capital requirements.

          In January of 2006, IMFD repaid $250,000 in convertible debentures that matured pursuant to its acquisition of CFS, which was paid by using available cash. In May of 2006, an existing loan with First Western Bank was modified. The modification called for a $301,866 cash injection to the outstanding balance of the loan. After the modification, the loan carried an interest rate of 8.25%, and based on the monthly payments of $23,200, would be paid in full on May 10, 2010. In June of 2006, IMFD paid off its $100,000 revolving bank line of credit, which was paid by utilizing a portion of the proceeds received from the $301,866 cash injection. In October of 2006, IMFD issued a $950,000 convertible promissory note to PawnMart, Inc., in a private placement. The unsecured note carries an interest rate of 6.5% per annum, payable semi-annually, and matures on October 15, 2016. The holder of the note has the right, at any time after October 15, 2009, to convert the note in whole or in part, into $0.0001 par value Common Shares of IMFD. The conversion price is equal to $0.50 per share. The entire principal amount of the note will automatically convert into Common Shares at the conversion price on October 15, 2016. Approximately $845,000 of the $950,000 in convertible promissory note proceeds was used to pay off the existing loan with First Western Bank mentioned above.

          IMFD has received an operating line of credit from First Western Bank & Trust in the amount of $1 million. In March of 2007, IMFD received a $120,085 advance on the line of credit. IMFD currently has approximately $900,000 still available through the line of credit, which carries an interest rate of 8.00%. IMFD anticipates that proceeds received from the line of credit will be used primarily to pay for sales costs in the Funds.

          IMFD has historically relied upon sales of its equity securities and debt instruments, as well as bank loans, for liquidity and growth. Management believes that IMFD’s existing liquid assets, along with cash flow from operations, will provide IMFD with sufficient resources to meet its ordinary operating expenses during the next twelve months. Significant, unforeseen or extraordinary expenses may require IMFD to seek alternative financing sources, including common or preferred share issuance or additional debt financing.           In addition to the liabilities coming due in the next twelve months, management expects that the principal needs for cash may be to advance sales commissions on Funds subject to CDSCs, acquire additional investment management or financial services firms, acquire the management rights to additional outside mutual funds, repurchase shares of IMFD’s Common Shares, and service debt. Management also expects to realize increases in expenses associated with regulatory compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including increased legal, audit, staff, and consultant expenses.

          Sales of fund shares with FESLs provide current distribution revenue to IMFD in the form of IMFD’s share of the FESLs, and distribution revenue, over time, in the form of 12b-1 payments. Sales of fund shares subject to CDSCs provide distribution revenue, over time, in the form of 12b-1 fees and, if shares are redeemed within five years, CDSCs. However, IMFD pays commissions on sales of Fund shares subject to CDSCs, reflects such commissions as deferred sales commissions on its balance sheet and amortizes such commissions over a period of up to eight years, thereby recognizing distribution expenses. Therefore, to the extent that sales of Fund shares subject to CDSCs increases over time relative to sales of shares subject to FESLs, current distribution expenses may increase relative to current distribution revenues in certain periods, which would negatively impact IMFD’s cash flow in such periods. In addition, IMFD may need to find additional sources of funding if existing cash flow and debt facilities are insufficient to fund commissions payable to selling broker-dealers on shares subject to CDSCs if sales of Fund shares subject to CDSCs increase significantly.

CONTROLS AND PROCEDURES

          IMFD’s management, including IMFD’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of IMFD’s disclosure controls and procedures (as defined in Rule 13a-14(c) and Rule 15c-14(c) under the Exchange Act) as of the end of the period covered by this report, pursuant to Rule 13a-15(b) of the Exchange Act. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that IMFD’s disclosure controls and procedures are effective as of December 31, 2007, and that information required to be disclosed by IMFD in reports that it files or submits under the Exchange Act is recorded, processed and summarized, and reported within the time periods specified by the SEC’s rules and forms.

          Disclosure controls and procedures are the controls and other procedures that are designed to ensure that information required to be disclosed in the reports that IMFD files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports that IMFD files or submits under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

          There were no significant changes in IMFD’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies or material weaknesses.

MANAGEMENT'S REPORT ON INTERNAL

CONTROL OVER FINANCIAL REPORTING

          Management of Integrity Mutual Funds, Inc. (together with its consolidated subsidiaries, the “Company”), is responsible for establishing and maintaining adequate internal control over financial reporting. IMFD’s internal control over financial reporting is a process designed under the supervision of IMFD’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of IMFD’s financial statements for external reporting purposes in accordance with United States generally accepted accounting principles.

          As of December 31, 2007, management conducted an assessment of the effectiveness of IMFD’s internal control over financial reporting, based on the framework established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has determined that IMFD’s internal control over financial reporting as of December 31, 2007, is effective.

          IMFD’s internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and acquisitions and dispositions of assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and the Directors of IMFD; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Company assets that could have a material effect on IMFD’s financial statements.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF FINANCIAL DATA

          The following unaudited pro forma condensed consolidated Statement of Financial Condition of CFS as of December 31, 2007 has been derived from unaudited financial statements prepared by CFS. These financial statements reflect the financial condition of CFS assuming the Transfers and Spin-Off are consummated. The historical data excludes the net assets of IMFD, which, upon consummation of the Spin-Off, will be reported as net assets of discontinued operations. In the opinion of management, the unaudited pro forma statement of financial condition, which gives effect to the Spin-Off as if it had occurred at the beginning of the period includes all significant, normal and recurring adjustments necessary for the fair presentation of the financial position. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that will actually occur when the transaction is consummated.

          IMFD prepared the following unaudited pro forma statement of financial condition data for IMFD as of December 31, 2007, assuming the Transactions had been consummated on that date. IMFD prepared the following unaudited pro forma statement of income data for IMFD for the year ended December 31, 2007, assuming the Transactions had been consummated at the beginning of the period. The pro forma adjustments are based upon available information and certain assumptions that IMFD believes are reasonable under the circumstances. The unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that IMFD would have achieved if the Transactions had been consummated on the date indicated and should not be construed as representative of future operating results or financial position. The unaudited pro forma financial data should be read in conjunction with “The Transactions” and the consolidated financial statements and the notes thereto of IMFD incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL DATA

          The following unaudited pro forma financial statements reflect income and balance sheet projections of the Mutual Fund Advisory, Fund Distribution and Administrative Services Business and the Brokerage and Investment Banking Business.

Income Statement by Division – 2007 Split Pro-Forma illustrates the pro-forma operating income divided between the Mutual Fund Division and the Broker Dealer Division (CFS) based upon described assumptions.

Income Statement by Division – Actual YTD June 2008 – Adjusted for Split illustrates the actual operating income for the six months ended June 30, 2008 split pro-forma between the Mutual Fund Division and the Broker Dealer Division (CFS) based upon the described assumptions.

Income Statement by Division – 2008 Split Projection – 6 Month Actual illustrates the pro-forma projected operating income for the twelve month period ending December 31, 2008, divided between the Mutual Fund division and the Broker Dealer Division (CFS) based upon the described assumptions.

Projected Balance Sheet by Division at December 31, 2008 illustrates the actual balance sheet for the six months ended June 30, 2008 split pro-forma between the Mutual Fund Division and the Broker Dealer Division (CFS) and the projected pro-forma balance sheet as of December 31, 2008 split between the Mutual Fund Division and the Broker Dealer Division (CFS) based upon described assumptions.

Integrity Mutual Funds, Inc.

Income Statement by Division

2007 Split Pro-Forma

Assumptions:

1. CFS is transferred the convertible promissory note & associated interest expense
2. Corporate compensation & benefits split 1/2 and 1/2
3. Corporate general & administrative split 1/2 and 1/2
4. CFS is transferred 1/2 of the office and computer equipment & associated depreciation expense
5. Robert Walstad's severance ($300,000) not factored into this analysis

	Mutual Fund Division				Broker Dealer Division				
	2007 Actual (Excludes Corporate & Bonus Pool)	2007 Corporate Allocation	2007 Other Changes	2007 Pro-Forma (Excludes Bonus Pool)	2007 Actual (Excludes Corporate & Bonus Pool)	2007 Corporate Allocation	2007 Other Changes	2007 Pro-Forma (Excludes Bonus Pool)	2007 Consolidated
OPERATING REVENUES									
Fee income	$ 6,044,265	$ -	$ -	$ 6,044,265	$ 2,127,388	$ -	$ -	$ 2,127,388	$ 8,171,653
Commissions	669,971	-	-	669,971	29,648,865	-	-	29,648,865	30,318,836
Gross revenue	$ 6,714,236	$ -	$ -	$ 6,714,236	$ 31,776,253	$ -	$ -	$ 31,776,253	$ 38,490,489
COST OF SALES									
Commission expense, 12b-1 fees & amort.	$ 1,638,821	$ -	$ -	$ 1,638,821	$ 28,348,313	$ -	$ -	$ 28,348,313	$ 29,987,134
NET REVENUE	$ 5,075,415	$ -	$ -	$ 5,075,415	$ 3,427,940	$ -	$ -	$ 3,427,940	$ 8,503,355
OPERATING EXPENSES									
Compensation and benefits	$ 1,460,357	$ 123,800	$ -	$ 1,584,157	$ 1,411,025	$ 123,800	$ -	$ 1,534,825	$ 3,118,982
Sub-advisory expense	961,837	-	-	961,837	-	-	-	-	961,837
Distribution expenses	1,370,213	-	-	1,370,213	-	-	-	-	1,370,213
General and administrative expenses	950,464	113,979	-	1,064,443	352,418	113,978	-	466,396	1,530,839
Depreciation and amortization	212,929	-	(23,945)	188,984	10,695	-	23,945	34,640	223,624
Total operating expenses	$ 4,955,800	$ 237,779	$ (23,945)	$ 5,169,634	$ 1,774,138	$ 237,778	$ 23,945	$ 2,035,861	$ 7,205,495
OPERATING INCOME	$ 119,615	$ (237,779)	$ 23,945	$ (94,219)	$ 1,653,802	$ (237,778)	$ (23,945)	$ 1,392,079	$ 1,297,860
OTHER INCOME									
Interest and other income	$ 128,485	$ -	$ -	$ 128,485	$ 223,258	$ -	$ -	$ 223,258	$ 351,743
Interest expense	-	(269,937)	-	(269,937)	-	(61,750)	-	(61,750)	(331,687)
Net other income	$ 128,485	$ (269,937)	$ -	$ (141,452)	$ 223,258	$ (61,750)	$ -	$ 161,508	$ 20,056
INCOME BEFORE INCOME TAX EXPENSE	$ 248,100	$ (507,716)	$ 23,945	$ (235,671)	$ 1,877,060	$ (299,528)	$ (23,945)	$ 1,553,587	$ 1,317,916

Assumptions for Split:

1. CFS is transferred 1/2 of the office and computer equipment & associated depreciation expense
2. CFS is transferred the convertible promissory note & associated interest expense
3. M. Anderson severance ($40,255) and whistleblower legal fee ($109,827) backed out of analysis
4. Corporate expenses (legal, directors fees, etc.) split 50/50
5. Other 1/2 of B. Wells salary transferred to CFS
6. Bonus Pool ($118,000) backed out of analysis
7. Additional salaries (not hired) of $390,625 backed out of analysis

	Mutual Fund Division			Broker Dealer Division					
	Six Months Ended June 30, 2008 - Adjusted	July thru December 2008 - Projected	Year Ended December 31, 2008 - Split (Excludes Bonus Pool)	Six Months Ended June 30, 2008 - Actual	July thru December 2008 - Projected	Year Ended December 31, 2008 - Split (Excludes Bonus Pool)	Year Ended December 31, 2008 - Budget (Excludes Bonus Pool)	Year Ended December 31, 2008 - Adjusted (Excludes Bonus Pool)	Change
OPERATING REVENUES									
Fee income	$ 2,268,160	$ 1,948,635	$ 4,216,795	$ 1,029,750	$ 1,170,250	$ 2,200,000	$ 6,716,795	$ 6,416,795	300,000
Commissions	222,299	211,226	433,525	14,691,443	17,108,557	31,800,000	32,233,525	32,233,525	-
Gross revenue	$ 2,490,459	$ 2,159,861	$ 4,650,320	$ 15,721,193	$ 18,278,807	$ 34,000,000	$ 38,950,320	$ 38,650,320	300,000
COST OF SALES									
Commission expense, 12b-1 fees & amort.	$ 549,327	$ 481,868	$ 1,031,195	$ 14,006,445	$ 16,508,555	$ 30,515,000	$ 31,546,195	$ 31,546,195	-
NET REVENUE	$ 1,941,132	$ 1,677,993	$ 3,619,125	$ 1,714,748	$ 1,770,252	$ 3,485,000	$ 7,404,125	$ 7,104,125	300,000
OPERATING EXPENSES									
Compensation and benefits	$ 599,607	$ 572,462	$ 1,172,069	$ 803,311	$ 904,576	$ 1,707,887	$ 3,310,581	$ 2,879,956	430,625
Sub-advisory expense	298,568	243,925	542,493	-	-	-	542,493	542,493	0
Distribution expenses	174,750	175,250	350,000	-	-	-	450,000	350,000	100,000
General and administrative expenses	526,416	501,660	1,028,076	229,530	214,065	443,595	1,581,499	1,471,671	109,828
Depreciation and amortization	37,422	38,908	76,330	20,208	27,282	47,490	123,820	123,820	0
Total operating expenses	$ 1,636,763	$ 1,532,205	$ 3,168,968	$ 1,053,049	$ 1,145,923	$ 2,198,972	$ 6,008,393	$ 5,367,940	640,453
OPERATING INCOME	$ 304,369	$ 145,788	$ 450,157	$ 661,699	$ 624,329	$ 1,286,028	$ 1,395,732	$ 1,736,185	(340,453)
OTHER INCOME (EXPENSES)									
Interest and other income	$ 46,012	$ 12,688	$ 58,700	$ 503,351	$ 246,649	$ 750,000	$ 708,700	$ 808,700	(100,000)
Interest expense	(134,022)	(115,350)	(249,372)	(30,875)	(30,875)	(61,750)	(311,121)	(311,122)	1
Net other income (expenses)	$ (88,010)	$ (102,662)	$ (190,672)	$ 472,476	$ 215,774	$ 688,250	$ 397,579	$ 497,578	(99,999)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	$ 216,359	$ 43,126	$ 259,485	$ 1,134,175	$ 840,103	$ 1,974,278	$ 1,793,311	$ 2,233,763	(440,452)

Integrity Mutual Funds, Inc.
Projected Balance Sheets by Division
At December 31, 2008

	June 2008 Consolidated	June 2008 Mutual Fund Division	Adjustments	December 2008 Mutual Fund Division - Adjusted	June 2008 Broker Dealer Division	Adjustments	December 2008 Broker Dealer Division - Adjusted
LIABILITIES AND SHAREHOLDERS' EQUITY							
CURRENT LIABILITIES							
Service fees payable	93,828	93,828	-	93,828	-	-	-
Accounts payable	487,217	219,607	(22,875)	196,732	267,610	22,875	290,485
Income taxes payable	87,119	87,119	(87,119)	-	-	-	-
Other current liabilities	2,306,676	190,894	(97,950)	92,944	2,115,782	12,865	2,128,647
Current portion of long-term debt	295,637	295,637	(238,540)	57,097	-	238,540	238,540
Total current liabilities	3,270,477	887,085	(446,483)	440,602	2,383,392	274,279	2,657,671
LONG-TERM LIABILITIES							
Notes payable	346,516	346,516	-	346,516	-	-	-
Subordinated corporate notes	2,000,000	2,000,000	-	2,000,000	-	-	-
Convertible promissory note	950,000	950,000	(950,000)	-	-	950,000	950,000
Other long-term liabilities	805,014	805,014	(697,950)	107,064	-	697,950	697,950
Less: current portion of long-term debt	(295,637)	(295,637)	238,540	(57,097)	-	(238,540)	(238,540)
Total long-term liabilities	3,805,893	3,805,893	(1,409,410)	2,396,483	-	1,409,410	1,409,410
TOTAL LIABILITIES	7,076,370	4,692,978	(1,855,894)	2,837,084	2,383,392	1,683,690	4,067,082
SHAREHOLDERS' EQUITY							
Series A preferred stock	305	305	(305)	-	-	305	305
Additional paid-in capital - series A preferred stock	1,524,695	1,524,695	(1,524,695)	-	-	1,524,695	1,524,695
Common stock	1,446	(3,554)	-	(3,554)	5,000	-	5,000
Additional paid-in capital - common stock	10,375,154	10,301,762	-	10,301,762	73,392	-	73,392
Receivable - unearned ESOP shares	(52,032)	(52,032)	-	(52,032)	-	-	-
Accumulated deficit	(967,283)	(2,920,504)	(31,659)	(2,952,163)	1,953,221	478,778	2,431,999
TOTAL SHAREHOLDERS' EQUITY	10,882,285	8,850,672	(1,556,659)	7,294,013	2,031,613	2,003,778	4,035,391
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	17,958,655	13,543,650	(3,412,553)	10,131,097	4,415,005	3,687,468	8,102,473

MANAGEMENT OF IMFD AND CAPFIN

          The biographical data of the members of management of IMFD, before giving effect to the Transactions, and of CapFin, after giving effect to the Transactions, is set forth below.

DIRECTORS

          Set forth below is information concerning the Directors of IMFD. In the event that the Spin-Off is approved, the Directors of IMFD will appoint the Directors of CapFin, some of whom may also be Directors of IMFD following the completion of the Spin-Off.

NAME	AGE	TERM OF OFFICE WITH THE COMPANY	POSITIONS AND OFFICES WITH THE COMPANY
Vance A. Castleman	64	3-25-94 to Present	Director
Vaune M. Cripe	48	5-27-05 to Present	Director
Jeffrey A. Cummer	50	6-01-06 to Present	Director
Peter A. Quist	74	5-04-88 to Present	Vice President and Director
Myron D. Thompson	63	3-20-98 to Present	Director
Gregory G. Philipps	41	5-30-08 to Present	Director

Vance A. Castleman – Real Estate Developer (1979 - Present); President and CEO of Inn-Vestments, Inc., (1994 - Present); President, Minot Lodging Expo, LLC (1999 - Present); and Director of Capital Financial Services, Inc., (2002 - Present).

Vaune M. Cripe – Senior Vice President, External Operations, American Bank Center, Dickinson, ND, (1996 - Present); Secretary/Treasurer, Stark County Job Development Authority (1999 - Present); Member, North Dakota National Guard Family Advisory Board (2005 - Present); Certified Public Accountant, (1993 - Present); and Director, North Dakota Banker’s Association (2008 - Present).

Jeffrey A. Cummer – President and Senior Portfolio Manager, SMH Capital Advisors, Inc., (1989 - Present); President, Select Partners Limited (Cayman) (1999 - Present); CEO, Chairman and Director of Xponential, Inc., (2002 - Present); Chairman (2007 - Present) and Director (2006 - Present), Integrity Mutual Funds, Inc.; Chairman, PawnMart, Inc.

Peter A. Quist – Vice President and Director of Integrity Mutual Funds, Inc., (1988 - Present); Vice President, Secretary and Director of Integrity Money Management, Inc., (1988 - Present), ND Capital, Inc., (1988 - 2004), and Integrity Fund Services, Inc., (1989 - Present); Director, Vice President and Secretary of ND Tax-Free Fund, Inc., (1988 - Present), Montana Tax-Free Fund, Inc., (1993 - Present), Integrity Fund of Funds, Inc., (1994 - Present) and Integrity Small-Cap Fund of Funds, Inc., (1998 - 2003); Vice President and Secretary of South Dakota Tax-Free Fund, Inc., (1993 - 2004); Director of South Dakota Tax-Free Fund, Inc., (1995 - 2004); Vice President, Secretary and Director of Integrity Funds Distributor, Inc., (1996 - Present); Director of ARM Securities Corporation (2000 - 2003). Vice President and Secretary of Integrity Equity Fund (2003 - 2005), Integrity Income Fund (2003 - 2005), Integrity Health Sciences Fund, Integrity Small-Cap Growth Fund, Integrity Technology Fund (2003 - Present) and Integrity Value Fund series of The Integrity Funds (2003 - 2007); Vice President and Secretary of Integrity Municipal Fund (2004 - 2005), Integrity High Income Fund (2004 - Present), Integrity Total Return Income Fund (2007- Present), Integrity Growth & Income Fund (2005 - Present) and Integrity All Season Fund series of The Integrity Funds (2005 - 2007); Vice President and Secretary of Kansas Municipal Fund, Kansas Insured Intermediate Fund, Nebraska Municipal Fund and Oklahoma Municipal Fund series of the Integrity Managed Portfolios (1996 - Present); Vice President and Secretary of the Maine Municipal Fund and the New Hampshire Municipal Fund series of the Integrity Managed Portfolios (2003 - Present). Currently a licensed North Dakota attorney.

Myron D. Thompson – President, CEO and Director, Food Management Investors, Inc., a.k.a. FMI, Inc., (1990 - Present); President and Director, Apple Core Enterprises, Inc., (1990 - Present); President and Director, Labor Force of MN, Inc., (1989 - Present); General Partner, Dakota Apple Partnership (1994 - Present); President, Director and

Member, Village Ventures, LLC (1995-Present); President, Director and Member, Ventures North, LLC (2002 - Present); Director, Officer and Member, Prairie Funding, Inc., (2002 - Present); and Shareholder and Owner, Command Labor (2003 - Present).

Gregory G. Philipps – Director of Integrity Mutual Funds, Inc. (2008 – Present); Since 1992, Mr. Philipps has been the sole shareholder and principal of Pension Fund Evaluations, Inc., a New York investment consulting firm. Mr. Philipps obtained his Bachelors Degree in Finance from Adelphia University, Garden City, New York, in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jeffrey A. Cummer was appointed a director of IMFD on June 1, 2006. IMFD paid monthly sub-advisory fees to SMH Capital Advisors, Inc., for advisory services provided to the Integrity High Income Fund and Integrity Total Return Income Fund. These payments discontinued on May 4, 2008, the date on which the sub-advisory arrangement with SMH Capital Advisors terminated. IMFD also paid a monthly sub-advisory fee to SMH Capital Advisors for advisory services provided to the Integrity All Season Fund until November 30, 2007. Mr. Cummer is president and senior portfolio manager of SMH Capital Advisors. Sub-advisory payments made to SMH Capital Advisors totaled $699,229.91 in 2007 and $386,826.17 in 2006.

          On March 4, 2008, SMH Capital Advisors was notified that the Board of Trustees of The Integrity Funds had approved the termination of the sub-advisory agreements between Integrity Money Management, Inc., and SMH Capital Advisors for Integrity High Income Fund and Integrity Total Return Income Fund. On April 8, 2008, SMH Capital Advisors announced that it had filed a registration statement with the Securities and Exchange Commission to launch two new funds through an unaffiliated fund family. With a scheduled launch in May 2008, these two new funds will utilize SMH’s High Yield and Total Return Income management styles. This new sub-advisory arrangement between SMH Capital Advisors and an unaffiliated fund family could present a conflict of interest, as Mr. Cummer is a director and Chairman of IMFD, which currently continues to sponsor Integrity High Income Fund and Integrity Total Return Income Fund.

OTHER EXECUTIVE OFFICERS

          The executive officers of IMFD are appointed by the Board of Directors of IMFD and serve at the discretion of the IMFD Board. The executive officers of CapFin will be appointed by the Board of Directors of CapFin and will serve at the direction of the CapFin Board. If the Spin-Off is approved, it is anticipated that Bradley P. Wells will serve as the Chief Executive Officer of CapFin and Heather Ackerman will serve as the Chief Financial Officer of CapFin. Other than Peter Quist, Vice President, for whom information is provided above, the following sets forth information as to the other executive officers of IMFD:

Bradley P. Wells, Interim Chief Executive Officer and President of IMFD. Mr. Wells entered the securities business in 1984 as a registered representative with Dean Witter Reynolds and became Branch Manager and Associate Vice President of Dean Witter in 1987. Upon leaving Dean Witter in 1993, Mr. Wells formed his own independent broker-dealer firm, which was sold to another securities firm, and worked on various investment banking projects until he joined IMFD in 2001. Mr. Wells holds a B.B. Administration from the University of North Dakota.

Heather Ackerman, Chief Financial Officer of IMFD. Ms. Ackerman joined IMFD in 1998 as a found accountant. In 2000, she was promoted to assistant portfolio manager and in 2001 was promoted to the position of Controller. She was named Chief Financial Officer in 2003. Ms. Ackerman graduated from Minot (ND) State University with a bachelor of arts degree in accounting and is a certified public accountant.

Jacqueline Case, Corporate Secretary of IMFD. Ms. Case entered the securities in 1983 as a registered representative with American Express, formerly IDS. In February 1988, she became a registered representative with IMFD and executive assistant to Robert E. Walstad, the former Chief Executive Officer of IMFD. In 1989, she became the Secretary of IMFD. Ms. Case attended Minot State University majoring in business administration.

DIRECTOR COMPENSATION

CAPFIN

Each non-employee Director of CapFin will receive an annual retainer of $1,000, paid quarterly.

Directors who are also employees of CapFin will not be paid Directors’ fees

EXECUTIVE COMPENSATION

          Shown below is information concerning the annual and long-term compensation for services in all capacities to IMFD (as appropriate) for the fiscal years ended December 31, 2007, 2006, 2005 for the Chief Executive Officer and four most highly compensated executive officers of IMFD as of December 31, 2007, some of whom will serve as executive officers of CapFin in connection with the Spin-Off, and for the two individuals who served during fiscal 2007 as Chief Executive Officer of IMFD (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)

Mark R. Anderson(1),	2007	$120,000	$0	$0	$ 0	$0	$0	$ 0	$120,000
Chief Executive Officer
and President

Bradley P. Wells,	2007	$ 0	$0	$0	$30,000(2)	$0	$0	$344,604(3)	$374,604
Senior Vice President-
Retail Administration

Robert E. Walstad(4),	2005	$120,000	$0	$0	$14,400(5)	$0	$0	$ 19,375(6)	$153,775
Chief Executive Officer	2006	$120,000	$0	$0	$18,000(5)	$0	$0	$ 704(6)	$138,704
	2007	$120,000	$0	$0	$27,600(5)	$0	$0	$ 2,340(6)	$149,940

(1) Mr. Anderson resigned as Chief Executive Officer and President of IMFD on February 29, 2008 and Mr. Wells was appointed as Interim Chief Executive Officer and President on that date.

(2)	Value of options awarded pursuant to the terms of Mr. Wells’ employment agreement.
(3)	Compensation paid pursuant to the terms of Mr. Wells’ employment agreement.
(4)	Mr. Walstad retired as Chief Executive Officer on February 1, 2007 and Mr. Anderson was appointed as Chief Executive Officer on that date..

(5) Value of options awarded pursuant to the terms of Mr. Walstad’s employment agreement and separation agreement dated January 24, 2007, which replaced his employment agreement in its entirety.

(6)	Reflects compensation paid to Mr. Walstad as standard commissions based on sales of securities.

No stock options were granted by IMFD to the Named Executive Officers during 2007.

          The following table provides information regarding unexercised stock options and uninvested stock awards held by the Named Executive Officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Mark R. Anderson, Chief Executive Officer and President	50,000(1)	0	0	$0.60	05/01/2014	0	$0.00	0

Bradley P. Wells, Senior VP-Retail Administration	40,000(2) 40,000(2) 40,000(2) 40,000(2) 40,000(2) 205,000(3)	0 0 0 0 0 0	0 0 0 0 0 0	$0.40 $0.51 $0.39 $0.45 $1.05 $1.00	Perpetual Perpetual Perpetual Perpetual Perpetual 10/31/2014	0 0 0 0 0 0	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00	0 0 0 0 0 0

Robert E. Walstad, Chief Executive Officer-Retired	50,000 400,000(4) 60,000(4) 60,000(4) 60,000(4) 60,000(4) 60,000(4) 60,000(4)	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0	$0.60 $0.425 $0.40 $0.42 $0.51 $0.35 $0.50 $0.72	06/28/2014 Perpetual Perpetual Perpetual Perpetual Perpetual Perpetual Perpetual	0 0 0 0 0 0 0 0	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00	0 0 0 0 0 0 0 0

(1)	Option grant awarded on June 28, 2004 at the discretion of the Board of Directors based upon annual good faith review.
(2)	Option grants awarded on June 1st of each year beginning in 2003 through 2007, respectively, at the discretion of the Board of Directors based upon annual good faith review.
(3)	Options awarded on December 31, 2004 pursuant to the terms of Mr. Wells’ employment agreement.
(4)	Option grants awarded on September 1st of each year beginning in 2001 through 2007, respectively, at the discretion of the Board based upon annual good faith review.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Section 16(a) of the Exchange Act requires IMFD’s Directors and Executive Officers, and persons who beneficially own more than 10% of IMFD’s outstanding Common Shares, to file with the SEC, by a specified date, initial reports of beneficial ownership and reports of changes in beneficial ownership of IMFD Common Shares and other equity securities of IMFD on Forms 3, 4 and 5. Directors, Executive Officers, and greater-than-10% Shareholders are required by SEC regulations to furnish IMFD with copies of all Section 16(a) forms they file.

EXPERTS

          The consolidated financial statements of IMFD as of December 31, 2007, 2006, 2005, 2004, 2003 and 2002 for each of the years in the five-year period ended December 31, 1998 have been incorporated by reference herein in reliance upon the reports of Brady Martz & Associates, P.C., independent certified public accountants, upon authority of said firm as experts in accounting and auditing.

OTHER MATTERS; SHAREHOLDER PROPOSALS

FOR THE 2009 ANNUAL MEETINGS OF CAPFIN AND IMFD

          As of the date of this Proxy Statement, the IMFD Board knows of no matters that will be presented for consideration at the IMFD Special Meeting, other than as described in this Proxy Statement. If any other matters shall properly come before the IMFD Special Meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of the IMFD Board and management of IMFD.

If the Spin-Off of CapFin from IMFD proposed herein is approved by the Shareholders, the effective date of the Spin-Off is anticipated to be approximately December 31, 2008. In such event the next annual meeting of IMFD will be moved forward from its usual late May date to approximately April 10, 2009 in order to provide, as soon as practicable, given the regulatory disclosure and notice requirements of an annual meeting and election of Directors, the opportunity for the Shareholders of IMFD to elect new board members or retain the existing board of Directors of IMFD.

          CapFin will hold the annual meeting of its Shareholders in May of 2009 and will convene its next annual meeting of Shareholders in May of 2009. Shareholders who intend to present proposals for consideration at the 2009 annual meeting of Shareholders of CapFin are hereby advised that any such proposals must be received by the Secretary of CapFin no later than the close of business on March 31, 2009, if such proposal is to be considered for inclusion in the 2009 annual meeting proxy materials of CapFin.

WHERE YOU CAN FIND MORE INFORMATION

          As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about IMFD. You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F Street NW, Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

          The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this Proxy Statement, except to the extent that the information is superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the information contained in IMFD’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Forms 10-Q for the quarters ended March 31, 2008 and June 30, 2008 previously filed by us with the SEC (SEC file number 000-25958).

          We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this Proxy Statement and before the Special Meeting. The information contained in any such document will be considered part of this Proxy Statement from the date the document is filed.

          If you are a shareholder of IMFD and would like to receive a copy of any document incorporated by reference into this Proxy Statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this Proxy Statement), you should call or write to Integrity Mutual Funds, Inc., 1 North Main Street, Minot, North Dakota 58703, Attention: Bradley Wells, CEO (telephone: (701) 852-5292). In order to ensure timely delivery of the documents prior to the Special Meeting, any request should be made not later than October 8, 2008.

Integrity Mutual Funds, Inc.

1 North Main Street, 11th Floor

Minot, North Dakota 58703

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS, OCTOBER 31, 2008.

KNOW ALL MEN BY THESE PRESENT that I, the undersigned shareholder of Integrity Mutual Funds, Inc. (the “Company” or “IMFD”), do hereby nominate, constitute, and appoint Jacqueline Case and Bradley Wells, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Shares, par value $.0001 per share, of IMFD, standing in my name on its books on September 24, 2008, at the Special Meeting of its Shareholders to be held on October 31, 2008 at The Sleep Inn, 2400 10th Street SW, Minot, North Dakota 58703 at 9:00 a.m., local time, and at any and all postponements or adjournments thereof.

(1.)

The proposal to approve and adopt the A/L Distribution Agreement and Spin-Off transaction as of December 31, 2008 (the “Spin-Off”), between Integrity Mutual Funds, Inc. and Capital Financial Holding, Inc. a Colorado Corporation. In the Spin-Off transaction of all of the outstanding Common Shares of Capital Financial Holding, Inc. (“CapFin”), a newly created wholly-owned subsidiary of IMFD, will be distributed pro-rata to the Shareholders of IMFD. The Spin-Off will create a second holding company containing all of the assets and business of IMFD’s retail brokerage and investment banking subsidiary, which business and assets consist of approximately 50% of the total value of IMFD. Prior to the Spin-Off, IMFD will transfer to CapFin all of the shares of Capital Financial Services, Inc. (“CFS”), currently a wholly owned subsidiary of IMFD, together with other assets and liabilities related to the brokerage and investment banking business (including the assets, retail brokerage and investment banking businesses conducted by CFS and all of CFS’s liabilities). Essentially, the Spin-Off will create two totally separate companies, each owned by you as the existing Shareholders of IMFD. The completion of the Spin-Off will result in a complete separation of CFS from the other IMFD enterprises, consisting of mutual fund related businesses.

FOR [	]	AGAINST [	]	ABSTAIN [	]

(2.)

To consider and vote upon a proposal to grant IMFD’s Board of Directors discretionary authority to postpone or adjourn the Special Meeting in order to solicit additional votes to approve any matter set forth in paragraph (1) above if the Secretary of IMFD determines that there are not sufficient votes to approve any such matter.

FOR [	]	AGAINST [	]	ABSTAIN [	]

(3.)	In their discretion, to transact any other business that may properly come before the Special Meeting.

FOR [	]	AGAINST [	]	ABSTAIN [	]

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

          The undersigned acknowledges receipt of the Notice of Special Meeting and a Proxy Statement, and revokes all prior Proxies for said meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

SIGNATURE(S)____________________________________________________	DATE _______________

SIGNATURE(S)____________________________________________________	DATE _______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

APPENDIX A

Articles of Incorporation

And ByLaws

of

Capital Financial Holding, Inc.

Document must be filed electronically.
Paper documents will not be accepted.
Document processing fee $50.00
Fees & forms/cover sheets are subject to change.
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

E-Filed

Colorado Secretary of State
Date and Time: 08/01/2008 11:43 AM
ID Number: 20081411745

Document number: 20081411745
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is Capital Financial Holding, Inc.

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", inc.", "co." or "ltd.". See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address
1 Main Street North
(Street number and name)

Minot (City) ND (State) 58703 (ZIP/Postal Code)
(Province – if applicable) United States (Country)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)
(Province – if applicable) (Country)

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name (if an individual)
Dihle (Last) Gordon (First) D (Middle) (Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address
6041 S. Syracuse Way
Suite 305
(Street number and name)

Englewood (City) CO (State) 80111 (ZIP/Postal Code)

ARTINC_PC Page 1 of 3 Rev. 02/28/2008

Mailing address
(**leave blank** if same as street address)

_____ *(Street number and name or Post Office Box information)*

_____ *(City)* CO *(State)* _____ *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual): Dihle *(Last)* Gordon *(First)* D *(Middle)* *(Suffix)*

OR

(if an entity) _____

*(**Caution:** Do not provide both an individual and an entity name.)*

Mailing address: 6041 S. Syracuse Way Suite 305 *(Street number and name or Post Office Box information)*

Englewood *(City)* CO *(State)* 80111 *(ZIP/Postal Code)*

(Province – if applicable) United States *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☑ The corporation is authorized to issue 500,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑ Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

*(**Caution:** At least one box must be marked. Both boxes may be marked, if applicable.)*

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☑ This document contains additional information as provided by law.

7. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _____ *(mm/dd/yyyy hour:minute am/pm)*

ARTINC_PC Page 2 of 3 Rev. 02/28/2008

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Dihle	Gordon	D	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

6041 S. Syracuse Way
Suite 305
(Street number and name or Post Office Box information)

Englewood	CO	80111
(City)	*(State)*	*(ZIP/Postal Code)*
	United States	
(Province – if applicable)	*(Country)*	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

ARTINC_PC Page 3 of 3 Rev. 02/28/2008

ATTACHMENT 12 TO ARTICLES OF INCORPORATION

OF

CAPITAL FINANCIAL HOLDING, INC.

12.

The aggregate number of shares which the corporation shall have authority to issue is 600,000,000, of which 100,000,000 shall be Preferred Shares, $.001 par value per share, and 500,000,000 shall be designated as Common Stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

A.	Preferred Shares

The corporation may divide and issue the Preferred Shares into series. Preferred Shares of each series, when issued, shall be designated to distinguish it from the shares of all other series of the class of Preferred Shares. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect to the following:

(a)	The number of shares to constitute such series, and the distinctive designations thereof;

(b)	The rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative and the date from which any dividend shall accrue;

(c)	Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(d)	The amount payable upon shares in the event of involuntarily liquidation;

(e)	The amount payable upon shares in the event of voluntary liquidation;

(f)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(g)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h)	Voting powers, if any; and

(i)

Any other relative right and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

B.	Common Shares

(a)

The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Shares.

(b)

The holders of the Common Shares shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting groups or groups may hereafter be established in accordance with the Colorado Business Corporation Act, and shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

ATTACHMENT 13 TO ARTICLES OF INCORPORATION

OF

CAPITAL FINANCIAL HOLDING, INC.

13.	ADDITIONAL INFORMATION:

A.

The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors.

B.	Cumulative voting shall not be permitted in the election of directors or otherwise.

C.

Except as the bylaws adopted by the shareholders may provide for a greater quorum requirement, a majority of the votes entitled to be cast on any matter by each voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter at any meeting of shareholders. Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Colorado Business Corporation Act, with respect to action on amendment to these Articles of Incorporation, on a plan of merger or share exchange, on the disposition of substantially all of the property of the corporation, on the granting of consent to the disposition of property by an entity controlled by the corporation, and on the dissolution of the corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Any bylaw adding, changing, or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

D.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote on such action were present and voted. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Action taken under this Section 13.D. is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writing specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the corporation first receives a writing upon which the action is taken.

Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 13.D. may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

E.

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

(a)

Conflicting Interest Transactions. As used in this paragraph, “conflicting interest transactions” means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose, if: (a) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than quorum; or (b) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (c) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

(b)

Loans and Guarantees for the Benefit of Directors. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this subparagraph B are in addition to, and not in substitution for, the provisions of subparagraph A of this Article.

(c)

Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

(d)

Limitation on Director’s Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for beach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes ‘ 7-106-401 or the Articles of Incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes ‘ 7-108-401, provided that the personal liability of a director in this circumstances shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes ‘ 7-106-401 or the Articles of Incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

(e)

Negation of Equitable Interests in Shares or Rights. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes ‘ 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes ‘ 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes ‘ 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

APPENDIX B

Asset/Liability

Distribution Agreement

ASSET/LIABILITY DISTRIBUTION AGREEMENT

          THIS AGREEMENT entered into as of the __ day of ___________, 2008, by and between Integrity Mutual Funds, Inc. (“IMFD”) and Capital Financial Holding, Inc., a newly formed, wholly owned subsidiary of IMFD (“CapFin”), herein referred to as the “A/L Distribution Agreement” or this “Agreement.”. This Agreement will only be effective if approved and ratified by the Shareholders of IMFD by means of the Special Meeting of the shareholders of IMFD to be held October 31, 2008, or such later date as it may be scheduled, or any adjournments thereof.

          WHEREAS, at a Special Meeting, the shareholders of IMFD have approved and adopted a spin-off distribution transaction (the “Spin-Off”) of all of the outstanding Common Shares of CapFin whereby the Spin-Off will create a second holding company (CapFin) containing all of the assets, liabilities and business of IMFD’s retail brokerage and investment banking subsidiary, Capital Financial Services, Inc. (‘CFS”), which business, assets and liabilities consist of approximately 50% of the total value of IMFD.

          AND WHEREAS, the completion of the Spin-Off will result in a complete separation of CapFin and CFS from the other IMFD enterprises, consisting of mutual fund related businesses.

          AND WHEREAS, to facilitate the orderly transition into two independent companies, IMFD and CapFin have entered into this Asset/Liability Distribution Agreement as described below.

          THEREFORE, the following Agreement is entered into, effective only if approved and ratified by the Shareholders of IMFD by means of the Special Meeting of the shareholders of IMFD to be held October 31, 2008 or such later date as it may be scheduled, or any adjournments thereof.

A/L AGREEMENT AND INTENTIONS

1.	The Transfers.

          Prior to the Spin-Off, IMFD will transfer to CapFin all of the shares of CFS, currently a wholly owned subsidiary of IMFD (including the assets, retail brokerage and investment banking businesses conducted by CFS and all of CFS’s liabilities). The “Transfers” consists of (1) transferring all of the equity shares of CFS (including all of its assets and liabilities) now owned by IMFD to CapFin, a newly organized corporation formed for the purpose of facilitating the Spin-Off, making CFS a wholly owned subsidiary of CapFin rather than IMFD; (2) transferring certain intangible assets of IMFD related to the brokerage business, i.e. goodwill related to the brokerage business, to CapFin; and (3) transferring certain liabilities of IMFD related to the brokerage business to CapFin as described in the paragraphs below, including the “Allocation of Assets and Liabilities” included herein.

          The Transfers will be completed in order for CapFin to own the brokerage and investment banking business (the “Brokerage and Investment Banking Business”) and in order to transfer IMFD liabilities that are not related to the mutual fund advisory, fund distribution and administrative services business (the “Mutual Fund Advisory, Fund Distribution and Administrative Services Business” conduced by IMFD. After completion of the Transfers and satisfaction of all other conditions to the Spin-Off, IMFD will distribute all of the outstanding CapFin Common Shares, pro rata on a one share of CapFin for each one share of IMFD basis, to the IMFD Shareholders of record as of the Spin-Off Record Date.

          As a result of the Spin-Off, shareholders of IMFD will continue to own the Mutual Fund Advisory, Fund Distribution and Administrative Services Business of IMFD through ownership of IMFD Common Shares and, in addition, the retail Brokerage and Investment Banking Business of CFS through ownership of the new shares of CapFin. Each Shareholder will own the same number of shares of CapFin that he/she owned of IMFD as of the record date for the Spin-Off which is anticipated to be December 31, 2008 (the Effective Date”).

          Option or warrant holders with rights to purchase IMFD Common Shares, will as a result of the Spin-Off, continue to own their original options or warrants to purchase IMFD Common Shares and, in addition, will be issued new options or warrants which will enable such shareholder to purchase the same number of shares of CapFin that such shareholder is entitled to purchase of IMFD as of the record date for the Spin-Off. The exercise price at which each option or warrant holder is entitled to purchase shares of IMFD will be reduced to an amount determined by multiplying the percentage of valuation allocated to IMFD which is fifty percent (50%) by his/her contractual IMFD exercise price and the balance of such option or warrant holder’s previous exercise price (50%) will be assigned as the exercise price of such option or warrant holder’s CapFin options or warrants .

2.	Conditions To The Spin-Off.

          CapFin will be registered with the Securities and Exchange Commission on Form 10 as a fully reporting company. No individual shares of CapFin will be registered for sale.

          The Spin-Off will occur only in the event the following conditions, among others, are satisfied or waived by IMFD:

(4)	The Spin-Off is approved by the Shareholders of IMFD pursuant to the Spin-Off Proxy; and

(5)	The Registration Statement on Form 10 (the “Exchange Act Registration Statement”) under the Exchange Act filed by CapFin with the SEC shall has been declared, or becomes, effective;

3.	Allocation Of Assets And Liabilities.

          The general plan with respect to the Transfers and the Spin-Off is that IMFD has established CapFin as a subsidiary to act as the holding company, which will be the entity distributed to the Shareholders of IMFD to facilitate the spin-off of the broker-dealer business of CFS and related assets and liabilities. IMFD will transfer all of the equity shares of CFS (including all of its assets and liabilities) owned by IMFD, to CapFin. IMFD will retain the office building and the office building mortgage debt of approximately $358,000. CapFin will lease office space from IMFD at competitive market rates on a commercially reasonable lease agreement. IMFD will retain as its debt, the $2,000,000 subordinate corporate notes due in January, 2011. CapFin will be transferred the following debts: United Heritage Debt of $950,000 due in installments ending June 2012; Convertible Promissory Note $950,000 payable to PawnMart, Inc.; and Convertible Preferred Shares $1,525,000, callable in December 2008 unless further extended, also an obligation to PawnMart, Inc. After the Spin-Off, IMFD will retain on a consolidated basis, together with its subsidiaries, $1,100,000 in “net cash.” Net cash is defined as current assets minus current liabilities. The balance of the net cash possessed by IMFD (including CFS) at the Spin-Off date, will be transferred to CapFin, on a consolidated basis, together with its subsidiary CFS, as an asset of CapFin in the Spin-Off transaction. CapFin will hold CFS as a wholly owned subsidiary and conduct the Brokerage and Investment Banking Business. IMFD will continue to maintain the Mutual Fund Advisory, Fund Distribution and Administrative Services Business conducted through its subsidiaries Integrity Money Management, Inc., Integrity Funds Distributor, Inc. and Integrity Fund Services, Inc.

4.	Distribution Allocation of Assets and Liabilities For Purposes of the Spin-Off.

The pro-forma charts and illustrations which follow illustrates the structure of IMFD and its principal subsidiaries before the Transfers are effected and the general reallocation of asset and liability changes to be brought about following the Transfers and the Spin-Off of CapFin.

Current Corporate Structure	Post Spin-Off: IMFD	Post Spin-Off: CapFin
PARENT (Public Entity): Integrity Mutual Funds, Inc.	PARENT (Public Entity): Integrity Mutual Funds, Inc.	PARENT (Public Entity): Capital Financial Holding, Inc.
SUBSIDIARIES: Capital Financial Holding, Inc. Integrity Money Management, Inc. Integrity Funds Distributor, Inc. Integrity Fund Services, Inc. Capital Financial Services, Inc.	SUBSIDIARIES: Integrity Money Management, Inc. Integrity Funds Distributor, Inc. Integrity Fund Services, Inc.	SUBSIDIARIES: Capital Financial Services, Inc
PROPERTIES: Office Building at 1 North Main Equipment Net Cash $2,250,000 Estimated Goodwill – Brokerage Asset Acquisitions Goodwill – Mutual Funds Asset Acquisitions	PROPERTIES: Office Building at 1 North Main Equipment 50% Net Cash $1,100,000 Estimated Goodwill – Mutual Funds Asset Acquisitions	PROPERTIES: Equipment 50% Net Cash $1,150,000 Estimated Goodwill – Brokerage Asset Acquisitions

DEBTS: Building Mortgage $358,000 Subordinate Notes- $2,000,000 United Heritage Debt$950,000 Convertible Promissory Note -$950,000 Convertible Preferred Stock- $1,525,000	DEBTS: Building Mortgage $358,000 Subordinate Notes- $2,000,000	DEBTS: United Heritage Debt- $950,000 Convertible Promissory Note - $950,000 Convertible Preferred Stock- $1,525,000

5.	Cross-Indemnification.

          This Agreement allocates responsibility between IMFD and CapFin for various liabilities and obligations retained or transferred by this Agreement, also described in the “Allocation of Assets and Liabilities” included herein. CapFin will indemnify IMFD and its successors for the liabilities assumed by CapFin pursuant to this Agreement, and IMFD will indemnify CapFin for liabilities retained by IMFD.

          On and after the date of the Spin-Off, CapFin agrees to indemnify, defend and hold harmless IMFD and its successors and their subsidiaries, and each of their respective Directors, officers, employees and agents (the “IMFD Indemnitees”) from and against any and all claims, costs, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney fees and expenses, but excluding consequential damages of the indemnified party, in connection with any and all claims, suits, arbitrations, inquiries, proceedings or investigations by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal (“Actions” or threatened Action) (collectively, “Indemnifiable Losses”) incurred or suffered by any of the IMFD Indemnitees and arising out of, or due to or otherwise in connection with any of the liabilities transferred to CapFin by this Agreement or the failure of CapFin or any of its subsidiaries to assume, pay, perform or otherwise discharge, any of the CapFin liabilities. The indemnifying party may assume the defense of the claim or suit brought by a third party.

          On and after the date of the Spin-Off, IMFD and its successors (collectively, “IMFD”) agrees to indemnify, defend and hold harmless CapFin and its subsidiaries and each of their respective Directors, officers, employees and agents (the “CapFin Indemnitees”) from and against any and all claims, costs, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney fees and expenses, but excluding consequential damages of the indemnified party, in connection with any and all claims, suits, arbitrations, inquiries, proceedings or investigations by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal (“Actions” or threatened Action) (collectively, “Indemnifiable Losses”) incurred or suffered by any of the CapFin Indemnitees and arising out of, or due to or otherwise in connection with any of the liabilities retained by IMFD by this Agreement or the failure of IMFD or any of its subsidiaries to assume, pay, perform or otherwise discharge, any of the IMFD liabilities. The indemnifying party may assume the defense of the claim or suit brought by a third party.

          CapFin and IMFD agree that post Spin-Off, IMFD shall assume, retain and be liable for all wages, salaries, welfare, retirement, incentive compensation and other employee related liabilities and obligations with respect to employees of IMFD (excluding CapFin and CFS) and CapFin shall assume, retain and be liable for such liabilities and obligations with respect to employees of CapFin and CFS post Spin-Off.

          Prior to the Effective Date, IMFD will amend the profit sharing plan to provide that all active participants in such plans shall be fully vested in their accounts. Generally, IMFD will assume and become a successor employer with respect to the profit sharing plans currently maintained by IMFD and will continue such plans for the benefit of eligible employees of IMFD (excluding CapFin and its subsidiaries). CapFin will establish a profit sharing plan for the benefit of its eligible employees as soon as practicable following the Effective Date. Assets equal to the aggregate account balances of employees of IMFD and its subsidiaries in the profit sharing plans assumed by CapFin shall be transferred to the CapFin plans to be maintained for the benefit of such employees. The IMFD ESOP plan is currently in the process of being dissolved, and all employee ESOP stock accounts will be considered fully vested for employees of IMFD as of the Spin-Off date.

6.	Tax Sharing And Indemnification Agreement.

          For the year ending December 31, 2008, CapFin and IMFD will file a consolidated Federal form 1120 and state income tax returns. Each of IMFD and CapFin will be responsible for that portion of the Federal consolidated income tax liability of IMFD attributable to it. Notwithstanding the above, CapFin will be liable for no more than the actual consolidated tax liability, pre Spin-Off, including any benefit of operating losses and carryforward net operating losses of IMFD.

          CapFin and IMFD agree to a tax sharing and indemnification agreement which allocates pre-Spin-Off tax liabilities between CapFin and IMFD and their respective subsidiaries for the year of the CapFin Spin-Off and prior tax years. For all IMFD tax years ending before or including the Distribution Date, CapFin will bear any excess over IMFD’s share (computed as if IMFD and its subsidiaries were a separate consolidated or combined group) of IMFD’s:

(1)	Federal consolidated income tax liability,

(2)	any unitary or combined state or local income or franchise tax liability, and

(6)	any foreign income tax liability.

          Notwithstanding the above, CapFin will be liable for no more than the actual consolidated tax liability, pre Spin-Off, including any benefit of operating losses and carryforward net operating losses of IMFD.

          If IMFD’s tax liability for any tax year ending before or including the date of the Spin-Off is changed or adjusted as a result of a tax examination or otherwise, then each of IMFD’s and CapFin’s share of IMFD’s adjusted tax liability or benefit shall be recomputed and agreed to by the parties. Any payments due between CapFin and IMFD as a result of the recomputation will include interest for the periods in question at the rates charged by the applicable tax authority with respect to underpayments of income tax or paid by the applicable tax authority on overpayments of income tax.

          Each of IMFD and CapFin is responsible for paying all tax liabilities arising from any tax returns which it files separately and for taxes which accrue from any period post Spin-Off.

          In the event that either IMFD or CapFin takes any action inconsistent with, or fails to take any action required by, or in accordance with, the qualification of the Spin-Off as tax-free, then CapFin or IMFD, as the case may be, will be liable for and indemnify and hold the other party harmless from any tax liability resulting from such action or inaction. If either party engages in any transaction involving its shares or assets, and as a result, the Spin-Off is treated as a taxable event, then the party engaging in such transaction shall hold the other party harmless from any tax liabilities that result from the treatment of the Spin-Off as a taxable event.

7.	The Spin-Off Transaction Process.

          CapFin currently has no assets and no liabilities. As part of the consummation of this Agreement, in exchange and in consideration for the transfer of CFS and the other assets, business and goodwill, together associated and liabilities described herein, to CapFin, CapFin will issue to IMFD 14,455,943 shares of its .001 par value common stock. As a further part of the consummation of this agreement, IMFD will on the Effective Date, spin off the 14,455,943 shares of CapFin $.001 par value common stock by distributing the 14,455,943 shares pro rata on a one share of CapFin for each one share of IMFD basis, to the IMFD Shareholders of record as of the Spin-Off Record Date.

          IMFD will consummate the Spin-Off by delivering all of the outstanding shares of CapFin to Integrity Fund Services, Inc., (the “Distribution Agent”) for distribution to the IMFD Shareholders as of the Spin-Off Record Date. It is expected that certificates representing shares of CapFin Common Shares will be mailed to IMFD Shareholders as soon as practicable after January 1, 2009.

8.	Further Actions And Documents.

          The purpose, intent and spirit of this Agreement to provide to the Shareholders of IMFD as well as the option and warrant holders of IMFD, all of the transactions, benefits, and Spin-Off events as described in the Proxy for Special Meeting of Shareholders to be held October 31, 2008 or such later date as it may be scheduled, or any adjournment thereof (the “Spin-Off Proxy”). This Agreement will be interpreted and enforced in all manners with respect to that intent and spirit. The board of directors of each of CapFin and IMFD will prepare and execute any further transfers, assignments, documents, agreements, directives, resolutions, equity issuances or other transactions as necessary or desirable for the furtherance and completion of this Agreement and the completion of the transactions, benefits, and Spin-Off events as described in the Spin-Off Proxy.

With respect to the breach of agreements herein, each Party may seek injunctions and/or monetary relief. If any part of this Agreement is deemed unenforceable or contrary to law, that portion shall be stricken and the remainder of the Agreement will remain enforceable. This Agreement shall be interpreted under the laws of the State of North Dakota and any judicial claims shall be within the jurisdiction of the Federal District Court of the State of North Dakota with venue in Bismarck, North Dakota.

Each Party shall further execute any and all documents necessary to effect the Transfers and Spin-Off in an expedited manner.

This Agreement may be executed in one or more counterparts, all of which together will be deemed one document. Facsimile signatures will be deemed originals.

WITNESS the hand and signatures of the Parties hereto.

Integrity Mutual Funds, Inc.

By: __________________________________

Its: __________________________________

Capital Financial Holding, Inc.

By: __________________________________

Its: __________________________________